                 Judge:       The Honorable Thomas T. Glover
                 Chapter:     11
                 Hearing Location:          Park Place Building
                                            1200 Sixth Avenue
                                            Seattle, Washington
                                            Room 416
                 Confirmation Hearing Date: December 18, 1997
                 Confirmation Hearing Time: 9:30 AM
                 Objection Date:            December 12, 1997


                         UNITED STATES BANKRUPTCY COURT

                         WESTERN DISTRICT OF WASHINGTON

                                   AT SEATTLE


In re                                  )     Case No. 95-00100
                                       )
LAMONTS APPAREL, INC., a Delaware      )
corporation, dba LAMONTS,              )
LAMONTS FOR KIDS, fka TEXSTYRENE       )
CORPORATION, a Delaware corporation,   )     PLAN DOCUMENTARY SUPPLEMENT
ARIS CORPORATION, a Delaware           )     TO "DEBTOR'S MODIFIED AND RESTATED
corporation, LAMONTS CORPORATION, a    )     PLAN OF REORGANIZATION UNDER
Delaware corporation, and LAMONTS      )     CHAPTER 11 OF THE BANKRUPTCY CODE"
APPAREL, INC., a Washington            )
corporation,                           )
                                       )
                    Debtor.            )
                                       )
Taxpayer Identification                )
No. 75-2076160                         )
                                       )
DEBTOR'S FORMER ADDRESS:               )
                                       )
  3650 131st Avenue S.E.               )
  Bellevue, WA  98006                  )
                                       )
DEBTOR'S CURRENT ADDRESS:              )
                                       )
  12413 Willows Road N.E.              )
  Kirkland, WA  98034                  )
                                       )
                                       )
                                       )
---------------------------------------

         This Plan Documentary Supplement is filed by Lamonts Apparel, Inc., a Delaware corporation, debtor and debtor in possession, in conjunction with the "Debtor's Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Plan"). Attached hereto are the forms of certain documents referred to in the Plan. All documents attached to this Plan Documentary Supplement are incorporated into and made a part of the Plan as though set forth in full therein.


DATED:  October 31, 1997          LAMONTS APPAREL, INC.,
                                  a Delaware corporation

                                  By /s/ LOREN R. ROTHSCHILD
                                     -------------------------------
                                     LOREN R. ROTHSCHILD
                                     Vice-Chairman of the
                                     Board of Directors

SUBMITTED BY:

/s/  JEFFREY H. DAVIDSON
--------------------------------------
JEFFREY H. DAVIDSON, and
MICHAEL H. GOLDSTEIN, members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Special Reorganization Counsel
for Debtor and Debtor in Possession

         -and-

/s/  RICHARD J. HYATT
--------------------------------------
RICHARD J. HYATT (WSBA No. 14048)
RYAN SWANSON & CLEVELAND, PLLC
1201 Third Avenue, Suite 3400
Seattle, WA  98101 (206) 464-4224
Counsel for Debtor and
Debtor in Possession

                                  TABLE OF CONTENTS

        DOCUMENT                                          TAB
Amended and Restated Certificate of Incorporation          1

Amended and Restated Bylaws                                2

New Class A/Class B Warrant Agreement and
Form of New Class A/Class B Warrant Certificate            3

New Class C Warrant Agreement and
Form of New Class C Warrant Certificate                    4

Form of New Common Stock Certificate                       5

Form of New Special Voting Common Stock Certificate        6

Grant of Registration Rights                               7

Employee Stock Option Plan                                 8

Amended and Restated Employment Agreements                 9

Gordian Warrant Agreement                                  10

                                     TAB 1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION




















                                     TAB 1

                                SECOND RESTATED
                         CERTIFICATE OF INCORPORATION
                                       OF
                              LAMONTS APPAREL, INC.


                Under Sections 242, 245 and 303 of the General
                   Corporation Law of the State of Delaware

         The undersigned being the [            ] of Lamonts Apparel, Inc. (the
"Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: The name of the corporation is Lamonts Apparel, Inc. The date of the filing of the Corporation's original Certificate of Incorporation was December 12, 1985; and the date of the filing of the Corporation's Restated Certificate of Incorporation was October 30, 1992. The Corporation was originally incorporated under the name of Texstyrene Corporation.

         SECOND: This Restated Certificate of Incorporation, which amends and restates the Corporation's Certificate of Incorporation, is being filed in
connection with the Corporation's plan of reorganization dated [          ] (as
such plan may be amended from time to time, the "Plan of Reorganization") and was duly adopted in accordance with the provisions of 242, 245 and 303 of the General Corporation Law of the State of Delaware ("GLC"). The Plan of
Reorganization was confirmed by order entered on [            ] (the
"Confirmation Order"), by the United States Bankruptcy Court for the Western District of Washington at Seattle (the "Bankruptcy Court").

         THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is Lamonts Apparel, Inc. (hereinafter the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GLC.

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is 50 million, consisting of 40 million shares of common stock, each having a par value of $.01 per share (the "Common Stock"), and 10 million shares of preferred stock, each having a par value of $.01 per share (the "Preferred Stock").

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GLC, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         The Common Stock shall be comprised of 39,999,990 shares of Class A Common Stock (the "Class A Common Stock") and ten (10) shares of Class B Common Stock ("Class B Common Stock"). All shares of Common Stock shall have the identical powers, preferences and rights, including voting rights, and shall vote on all matters as a single class, except as provided in the following paragraphs of this Article IV or as required by law.

         During the continuance of any Special Share Event (as that term is defined in the following paragraph), upon the affirmative vote of the holders of not less than 3/4 of the then outstanding shares of Class B Common Stock, voting separately as a class the Corporation shall (i) file a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), unless the Corporation is otherwise a debtor under the United States Bankruptcy Code, and (ii) oppose any motion to dismiss the resulting bankruptcy case. Any such vote, which vote shall be deemed for purposes of the resulting bankruptcy filing to be a vote of the Board of Directors, may be rescinded (i) by the affirmative vote of the holders of 3/4 of the then outstanding shares of Class B Common Stock or (ii) following the termination of such Special Share Event, upon the vote of the Board of Directors; provided, however, that a vote to file a voluntary petition may only be rescinded prior to the filing of such petition. Such right of the holders of the Class B Common Stock shall be coextensive with the right of the Board of Directors at any time to cause such a filing to occur and nothing contained herein shall restrict the ability of the Board of Directors to cause the Corporation to file a voluntary petition under the Bankruptcy Code or to oppose any motion to dismiss any bankruptcy case.

         A "Special Share Event" shall be deemed to exist (a) during the continuance of any Event of Default; provided that the Corporation has received written notice from the Agent (as those terms are defined in the Amended and Restated Debtor-In-Possession and Exit Financing Loan Agreement by and among Lamonts Apparel, Inc., BankBoston, N.A., certain lending institutions party thereto and BankBoston, N.A., as Agent, dated as of September 22, 1997, as amended from time to time (the "Loan Agreement")) of the Agent's intention to exercise any of the rights and remedies available to it upon any Event of Default under the Loan Agreement or any exercise of any such remedies, in each such case until such Event of Default is cured or such notice or exercise is rescinded, and/or (b) upon the acceleration of the Term Loan and/or the Revolving Credit Loans (as those terms are defined in the Loan Agreement), in each such case until such acceleration is rescinded or all amounts due under such accelerated loan are repaid in full.

         Upon satisfaction of all of the Corporation's payment obligations under the Term Loan, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock, with no other action on the part of the Corporation or the holder thereof. Notwithstanding anything to the contrary in this Second Restated Certificate of Incorporation, including, but not limited to, in this Article IV or in Article VIII, the right of the holders of Class B Common Stock to cause the Corporation to file a voluntary bankruptcy petition and to oppose any motion to dismiss the resulting bankruptcy case during the continuance of any Special Share Event may not be modified, altered, conditioned or amended in any way, except upon the vote and consent of the holders of (i) 3/4 of the then outstanding shares of Class B Common Stock, voting separately as a class and (ii) a majority of the then outstanding shares of Common Stock. Immediately following the conversion of any shares of Class B of Common Stock into shares of Class A Common Stock,
(i) such converted shares of Class B Common Stock shall be deemed no longer outstanding, (ii) all rights whatsoever with respect to such converted shares of Class B Common Stock shall terminate, and (iii) the persons entitled to receive the Class A Common Stock upon the conversion of such converted Class B Common Stock shall be treated for all purposes as having become the owners of Class A Common Stock.

         No additional shares of Class B Common Stock shall be authorized or issued. The Class B Common Stock shall not be transferable except in connection with the sale or transfer of the transferee's entire interest as assignee of the Term Loan Lender's interest in the Term Loan after the transferee has purchased all right, title and interest of the Term Loan Lender in the Term Loan or as the party subrogated to such Term Loan Lender's interest after payment on its guaranty of certain of the Borrower's obligations to the Term Loan Lender (all capitalized terms being used in this sentence as defined in the Loan Agreement). Upon any purported transfer in violation of the foregoing restriction, each share of Class B Common Stock so transferred shall no longer have the ability to vote to cause the Corporation to file a voluntary petition or oppose a motion to dismiss the resulting bankruptcy case unless and until such shares are properly tranferred to the transferee or continue to be held by the transferor.

                                   ARTICLE V

         The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code as in effect on the effective date of the Plan of Reorganization; PROVIDED, that this
Article V:  (i) will have no further force and effect beyond that required under
Section 1123 of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation; and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                   ARTICLE VI

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

              (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

              (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

              (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

              (4) No director of the Corporation serving on or after January 6, 1995 shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

              (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                   ARTICLE VII

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE VIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed in its corporate name this ____________ day of ___________, 1997.


                                  -------------------------------------------
                            [Name]

                            [Title]

                                     TAB 2


                         AMENDED AND RESTATED BYLAWS




















                                     TAB 2

                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                                LAMONTS APPAREL, INC.

                        (hereinafter called the "Corporation")


                                      ARTICLE I

                                       OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.

         SECTION 2. ANNUAL MEETINGS. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

         SECTION 3. SPECIAL MEETINGS. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, or the Vice Chairman of the Board of Directors, if there be one, or (ii) the President, any Vice President, if there be one, the Secretary or any Assistant Secretary, if there be one, at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote or (iv) with respect to Special Meetings of the holders of the Corporation's Class B Common Stock only, during the continuance of any Special Share Event (as defined in the Certificate of Incorporation), holders owning 100% of the issued and outstanding Class B Common Stock. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

         SECTION 4. NOTICE. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         SECTION 5. ADJOURNMENTS. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 6. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5, until a quorum shall be present or represented.


         SECTION 7. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         SECTION 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of any class of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

         SECTION 9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 10. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 11. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(vi) limitations on the time allotted to questions or comments by participants.

                                     ARTICLE III

                                      DIRECTORS

         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

         SECTION 2. VACANCIES. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

         SECTION 3. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

         SECTION 4. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         SECTION 5. QUORUM. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         SECTION 6. ACTIONS BY WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 7. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

         SECTION 8. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

         SECTION 9. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                      ARTICLE IV
                                       OFFICERS

         SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors (each of whom must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

         SECTION 2. ELECTION. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

         SECTION 5. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors, if there be one, shall be an agent of the Corporation and, subject to the direction of the Board of Directors, shall perform such functions and duties as from time to time may be assigned to him or her by the Board of Directors. The Vice Chairman of the Board of Directors, if present, shall preside with the Chairman of the Board of Directors at all meetings of the stockholders and all meetings of the Board of Directors.

         SECTION 6. PRESIDENT. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Presi-dent shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

         SECTION 7. VICE PRESIDENTS. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         SECTION 9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

         SECTION 10. ASSISTANT SECRETARIES. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         SECTION 11. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from of-fice, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant
Treasurer's control belonging to the Corporation.

         SECTION 12. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                      ARTICLE V

                                        STOCK

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         SECTION 2. SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 5.  RECORD DATE.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this

State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

         (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 6. RECORD OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                      ARTICLE VI

                                       NOTICES

         SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

         SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                     ARTICLE VII

                                  GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of
Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     ARTICLE VIII

                                   INDEMNIFICATION

         SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Eligible Indemnity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         "Eligible Indemnitee" means any person who is or was a director or officer of the Corporation on or after January 31, 1998.

         SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any Eligible Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Eligible Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that an Eligible Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

         SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Eligible Indemnitee may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Eligible Indemnitee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this
Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by an Eligible Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this
Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

         SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                      ARTICLE IX

                                      AMENDMENTS

         SECTION 1. AMENDMENTS. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

         SECTION 2. ENTIRE BOARD OF DIRECTORS. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                     TAB 3


                   NEW CLASS A/CLASS B WARRANT AGREEMENT AND
                FORM OF NEW CLASS A/CLASS B WARRANT CERTIFICATE




















                                     TAB 3

-------------------------------------------------------------------------------


                                  WARRANT AGREEMENT

                                       BETWEEN

                                LAMONTS APPAREL, INC.

                                         AND

                              _________________________,
                                   as Warrant Agent








                            Dated as of ____________, 199_


-------------------------------------------------------------------------------


                                  TABLE OF CONTENTS
ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    Section 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES . . . . . . . . . . . . . .4
    Section 2.1  Form of Warrant Certificates. . . . . . . . . . . . . . . . . . . .4
    Section 2.2  Execution of Warrant Certificates . . . . . . . . . . . . . . . . .4
    Section 2.3  Issuance of Warrant Certificates. . . . . . . . . . . . . . . . . .5
    Section 2.4  Transfer and Exchange of Warrant Certificates . . . . . . . . . . .5
    Section 2.5  Lost, Stolen, Mutilated or Destroyed Warrant Certificates . . . . .6

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

EXERCISE PRICE AND EXERCISE OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . .6
    Section 3.1  Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . . .6
    Section 3.2  Registration of Warrant Shares. . . . . . . . . . . . . . . . . . .6
    Section 3.3  Exercise of Warrants. . . . . . . . . . . . . . . . . . . . . . . .7
    Section 3.4  Issuance of Warrant Shares. . . . . . . . . . . . . . . . . . . . .8
    Section 3.5  Certificates for Unexercised Warrants . . . . . . . . . . . . . . .8
    Section 3.6  Reservation of Warrant Shares . . . . . . . . . . . . . . . . . . .9
    Section 3.7  No Impairment . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    Section 3.8  Disposition of Proceeds . . . . . . . . . . . . . . . . . . . . . .9
    Section 3.9  Payment of Taxes and Charges. . . . . . . . . . . . . . . . . . . .9

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE OF ADDITIONAL SECURITIES . . . . . . . 10
    Section 4.1  Adjustment of Exercise Price. . . . . . . . . . . . . . . . . . . 10
    Section 4.2  Sales of Certain Securities . . . . . . . . . . . . . . . . . . . 11
    Section 4.3  No Adjustments to Exercise Price. . . . . . . . . . . . . . . . . 13
    Section 4.4  Adjustment of Number of Shares. . . . . . . . . . . . . . . . . . 13
    Section 4.5  Reorganizations . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 4.6  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . 14
    Section 4.7  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . 14
    Section 4.8  Notice of Certain Actions . . . . . . . . . . . . . . . . . . . . 14
    Section 4.9  Certificate of Adjustments. . . . . . . . . . . . . . . . . . . . 14

                                       (ii)


    Section 4.10  Warrant Certificate Amendments . . . . . . . . . . . . . . . . . 15
    Section 4.11  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF WARRANT CERTIFICATES 15
Section 5.1  Split Up, Combination, Exchange and Transfer of Warrant
             Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 5.2  Cancellation of Warrant Certificates. . . . . . . . . . . . . . . . . 16

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

PROVISIONS CONCERNING THE WARRANT AGENT. . . . . . . . . . . . . . . . . . . . . . 16
    Section 6.1  Resignation or Removal of Warrant Agent . . . . . . . . . . . . . 16
    Section 6.2  Notice of Appointment . . . . . . . . . . . . . . . . . . . . . . 17
    Section 6.3  Merger of Warrant Agent . . . . . . . . . . . . . . . . . . . . . 17
    Section 6.4  Company Responsibilities. . . . . . . . . . . . . . . . . . . . . 17
    Section 6.5  Certification for the Benefit of Warrant Agent. . . . . . . . . . 17
    Section 6.6  Liability of Warrant Agent. . . . . . . . . . . . . . . . . . . . 18
    Section 6.7  Use of Attorneys, Agents and Employees. . . . . . . . . . . . . . 18
    Section 6.8  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 18
    Section 6.9  Acceptance of Agency. . . . . . . . . . . . . . . . . . . . . . . 19
    Section 6.10 Conflict of Interest. . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.1  Changes to Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.2  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.3  Successor to Company. . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 7.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 7.5  Defects in Notice . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.7  Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.8  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.10 Availability of the Agreement . . . . . . . . . . . . . . . . . . . . 21
Section 7.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 7.12 Rights of Warrant Holders . . . . . . . . . . . . . . . . . . . . . . 22

                                       (iii)

                                  WARRANT AGREEMENT

    THIS WARRANT AGREEMENT (the "Agreement") is made as of ________________, 199_ between LAMONTS APPAREL, INC., a Delaware corporation (as reorganized pursuant to Chapter 11, Title 11 of the United States Code) (the "Company"), and the Warrant Agent (as defined herein).

                                   WITNESSETH THAT:

    WHEREAS, pursuant to a Plan of Reorganization of the Company (the "Plan"), and a confirmation order confirming the Plan issued by the United States Bankruptcy Court for the Western District of Washington, the Company proposes to issue and deliver Warrant Certificates evidencing Warrants (each, as defined herein) to acquire up to an aggregate of 3,003,557 shares, subject to adjustment, of Common Stock (as defined herein);

    WHEREAS, the Company desires the Warrant Agent to act, and the Warrant Agent is willing to act, on behalf of the Company in connection with the issuance, exchange, transfer, substitution and exercise of Warrants; and

    WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

    NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    Section 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings (all terms defined herein in the singular are to have the correlative meanings when used in the plural and vice versa):

    "AFFILIATE" means, with respect to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing.

     "AGGREGATE EQUITY TRADING VALUE" means, as of any date, the product of
(a) either (i) if the Common Stock is listed on any national securities exchange or quoted on a national quotation system, the average of the daily Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding such date, or (ii) if the Common Stock is not so listed or quoted, the fair market value per share of the Common Stock determined in good faith by the Company's Board of Directors as of a date within 30 days of such date, multiplied by (b) the total number of issued and outstanding shares of Common Stock as of such date (assuming for purposes of determining such number of shares the exercise in full of all in-the-money options outstanding on such date to purchase shares of Common Stock and, for purposes of determining whether the Class B Initial Exercise Date has occurred, the exercise of all Class B Warrants which are exercisable as of such date).

    "CLASS A INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty Million Dollars ($20,000,000.00).

    "CLASS B INITIAL EXERCISE DATE" means the first date on which the Aggregate Equity Trading Value equals or exceeds Twenty-Five Million Dollars ($25,000,000.00).

    "CLASS A WARRANTS" means the Class A Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

    "CLASS B WARRANTS" means the Class B Warrants exercisable for shares of Common Stock issued pursuant to this Agreement and the Plan.

    "CLOSING PRICE" means, for any date, the last sale price reported in the WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed if that is the principal market for the Common Stock or, if not listed on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the average of the closing high bid and low asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any, or if the Common Stock is not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company.

    "COMMON STOCK" means the Class A Common Stock of the Company, par value $.01 per share.

    "COMPANY ORDER" means a written order from the Company executed by an officer of the Company regarding the issuance and delivery of Warrant Certificates.

    "DATE OF EXERCISE" means, with respect to any Warrant, the date on which such Warrant is exercised.

    "EXPIRATION DATE" means __________, 200_ [10 years following the Effective Date].

    "OFFICERS' CERTIFICATE" means a certificate signed by any two of the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, an Assistant Secretary or the Controller of the Company.

    "PERSON" means any natural person, corporation, partnership, trust, joint venture, limited liability company, or any other entity or organization.

    "RESTRICTED SECURITIES" means the Warrants issued to any Affiliate of the Company on the date hereof and any Warrant Shares which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (i) have been sold pursuant to an effective registration statement under the Securities Act or, (ii) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Warrant Agent has delivered new Warrant Certificates not bearing the legend prescribed by Section 2.4 hereof.

    "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

    "TRADING DAYS" means, with respect to the Common Stock (i) if the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

    "WARRANT AGENT" means ____________________ or any successor Warrant Agent appointed pursuant to Section 6.2 hereof.

    "WARRANT AGENT'S OFFICE" means, for so long as ______________ shall be the Warrant Agent, the principal business address of __________________________ as specified in Section 7.4 and, thereafter, the office or agency maintained by the successor Warrant Agent in the Borough of Manhattan, New York, New York or the principal office of the successor Warrant Agent.

    "WARRANT CERTIFICATES" means the certificates representing the Warrants.

    "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of any Warrant.

    "WARRANTS" means, collectively, the Class A Warrants and Class B Warrants.

                                      ARTICLE II

               ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

    Section 2.1 FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be issued in registered form only and shall be substantially in the form of EXHIBIT A attached hereto. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Warrant Agent without the consent of the Warrant Agent or the Company without the consent of the Company. Each Warrant shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Exercise Price (as defined in Section 3.1), subject to adjustment pursuant to the provisions of Article IV hereof.

    Section 2.2 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificate may be countersigned by the Warrant Agent, and issued and delivered to the person entitled to receive the Warrant represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

    Section 2.3 ISSUANCE OF WARRANT CERTIFICATES. Upon receipt of a written Company Order, the Warrant Agent shall within five (5) business days complete and countersign Warrant Certificates representing the total number of Warrants to be issued and shall thereafter deliver such Warrant Certificates in accordance with such Company Order. The Warrant

Agent shall maintain books (the "Warrant Register") for the registration of Warrant Certificates and the registration of transfers of Warrant
Certificates.

    Section 2.4  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES.

         (a) Warrant Certificates evidencing Restricted Securities and only such Warrant Certificates will bear a legend in substantially the following form:

         NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR
         (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


         (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities shall, upon request of the Company, deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend.

         (c) Subject to paragraph (a) above, the Warrant Agent shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender at the Warrant Agent's Office of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered Warrant holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be countersigned by the Warrant Agent and issued to the transferee and the surrendered Warrant Certificate shall promptly be canceled by the Warrant Agent. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed by the registered holders, at the Warrant Agent's Office, with written instructions, for other Warrant Certificates countersigned by the Warrant Agent representing in the aggregate a like number of Warrants. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

    Section 2.5 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a substitute Warrant Certificate, but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested by either the Company or the Warrant Agent, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                     ARTICLE III

                       EXERCISE PRICE AND EXERCISE OF WARRANTS

    Section 3.1 EXERCISE PRICE. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof subject to the provisions thereof and of this Agreement, to purchase from the Company at any time after (a) in the case of the Class A Warrants, the opening of business on the Class A Initial Exercise Date and (b) in the case of the Class B Warrants, the opening of business on the Class B Initial Exercise Date, and in each case before 5:00 p.m., New York time, on the Expiration Date, one share of Common Stock for each of the Warrants specified therein, at a purchase price of $0.01 per share (the "Exercise Price") or such adjusted number of shares at such adjusted exercise price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full in accordance with Section 3.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one Warrant Share pursuant to the Warrant Certificates reflecting all appropriate adjustments made in accordance with the provisions of Article IV hereof.

    Section 3.2 REGISTRATION OF WARRANT SHARES. The Company shall secure the effective registration of the Warrants and the Warrant Shares under the Securities Act and applicable state laws and maintain such registration or qualification in effect, all in accordance with and to the extent required by the Registration Rights Grant adopted pursuant to the Plan. Promptly after a registration statement under the Securities Act covering the Warrants has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrants to be mailed to the Warrant Agent.

    Section 3.3    EXERCISE OF WARRANTS.

         (a) Commencing (i) in the case of the Class A Warrants, at the opening of business on the Class A Initial Exercise Date and (ii) in the case of the Class B Warrants, at the opening of business on the Class B Initial Exercise Date, Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the Warrant Agent's Office with the Election to Purchase form set forth on the reverse of the Warrant Certificate duly completed and executed by the registered holder thereof or his attorney duly authorized in writing, accompanied by payment in full, as set forth below, to the Warrant Agent for the account of the Company the Exercise Price for each share of Common Stock as to which Warrants are exercised and any taxes that the registered holder is required to pay as set forth in Section
3.9. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock, duly endorsed, having an aggregate Fair Market Value (as defined in Section 4.1(d)) equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or (iii) by any combination of (i) and (ii). In the alternative, the holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the Date of Exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate. A registered Warrant holder may exercise all or any number of whole Warrants represented by a Warrant Certificate.

         (b) Upon receiving notice that any Warrants are to be exercised, the Warrant Agent will promptly provide a notice of exercise to the Company (the "Exercise Notice"). The Exercise Notice shall set forth the name of the registered holder, the number of Warrants to be exercised, the number of shares to be issued, the Date of Exercise, the method of payment and the Warrant Certificate number. Promptly following the receipt by the Company of an Exercise Notice, the Company shall provide to the Warrant Agent, in the event that shares of Common Stock are surrendered in payment of the Exercise Price, with the aggregate Fair Market Value with respect to such shares of Common Stock. If, upon exercise of any Warrants, shares of Common Stock are surrendered to the Warrant Agent, the Warrant Agent shall promptly deliver such shares of Common Stock to the Company. If, upon exercise of any Warrants, shares of Common Stock are surrendered in an amount in excess of the amount to be applied to the Exercise Price of Warrants exercised, then the Warrant Agent shall so notify the Company and the Company shall deliver the amount of such excess in the form of shares of Common Stock to the holder.

         (c) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the due surrender for exercise of the Warrant Certificate and payment to the Warrant Agent for the account of the Company of the Exercise Price and any applicable taxes that the registered holder is required to pay as set forth in Section 3.9. Each Person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares at the close of business on the date on which the Warrant Certificate was duly surrendered to the Warrant Agent and payment of the Exercise Price and any such applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the Expiration Date).

         (d) The Warrant Agent may deem and treat the person named as the registered holder on the face of any Warrant as the true and lawful owner thereof for all purposes. If the Warrant Agent is instructed to deliver shares upon the exercise of Warrants or to deliver a Warrant Certificate representing unexercised Warrants, in either case registered in a name or names other than the name or names in which a Warrant Certificate tendered in connection with such exercise is registered, the Warrant Agent may require such documents, and such evidence of payment of applicable transfer taxes, as it may deem necessary to enable it to carry out the instructions of the bearer.

    Section 3.4 ISSUANCE OF WARRANT SHARES. As soon as practicable and no later than ten (10) business days after the Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue a certificate or certificates for the number of full Warrant Shares to which the holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash, as provided in Section 4.11 hereof, in respect of any fractional share. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, security interests and charges created by the Company in respect of the issuance thereof.

    Section 3.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within ten (10) Business days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other Person as shall be designated in the Election to Purchase, a new Warrant Certificate representing the number of Warrants not exercised.

    Section 3.6 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

    Section 3.7 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, stock split, stock dividend or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Warrant holders against impairment in accordance herewith. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) from time to time take all such action as may be reasonably necessary to assure that the par value of the Common Stock is at all times equal to or less than the Exercise Price (including without limitation approving and submitting to the stockholders of the Company for approval an amendment to the Company's Restated Certificate of Incorporation to reduce such par value), (c) take all such action as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and
(d) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants.

    Section 3.8 DISPOSITION OF PROCEEDS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall concurrently deliver to the Company all funds (after payment of the Warrant Agent's fees and expenses as provided herein) and deliver to the Company for cancellation all shares of Common Stock applied to the purchase of Warrant Shares upon exercise of Warrants.

    Section 3.9 PAYMENT OF TAXES AND CHARGES. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Warrant Shares upon the exercise of any Warrants, provided, however, any additional transfer taxes in connection with the issuance of Warrant Certificates or Certificates for Warrant Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not issue or deliver any Warrant Certificate or Certificates for Warrant Shares and the Warrant Agent shall not be required to deliver any Warrant Certificates or Warrant Shares until such taxes shall have been paid or it has been established to the Company's and the Warrant Agent's satisfaction that no tax is due. The Warrant Agent shall have no duty to determine if any tax is due.

                                  ARTICLE IV

                   ADJUSTMENTS, NOTICE PROVISIONS AND ISSUANCE
                           OF ADDITIONAL SECURITIES

    Section 4.1 ADJUSTMENT OF EXERCISE PRICE. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock or any class thereof, (ii) subdivide or reclassify the outstanding shares of Common Stock or any class thereof into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

         (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Fair Market Value on such record date the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock or (ii) of evidences of its indebtedness or
(iii) of assets (excluding cash
dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 4.1(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 4.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Fair Market Value per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Section 4.1(b) or 4.1(c) hereof, the "Fair Market Value" per share at any date (the "Computation Date") shall be as follows: (i) if the Common Stock is listed on a national securities exchange or quoted on a national quotation system, the Current Market Price, which shall be deemed to be the average of the Closing Prices of the Common Stock for the five (5) Trading Days immediately preceding the Computation Date; PROVIDED, HOWEVER, that if there shall have occurred prior to the Computation Date any event described in Section 4.1(a), 4.1(b) or 4.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 5-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Fair Market Value may be minimized or (ii) if there is no public market for Common Stock, the fair market value per share of Common Stock as determined in good faith by the Company's Board of Directors.

    Section 4.2  SALES OF CERTAIN SECURITIES.

         (a) In case the Company shall on or after the date hereof issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding Excluded Securities, as defined in Subsection 4.2(b) below) to any Affiliate, officer, director or employee of the Company at a price per share less than the Closing Price of a share of Common Stock on the date of such issuance, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock the Aggregate Consideration Receivable (as defined in Subsection 4.2(d) below) would purchase at the Closing Price per share on such date, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock sold or offered for subscription or purchase. Such adjustment shall be made successively whenever such issuance shall occur. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         (b) "Excluded Securities" means (i) rights, options, warrants, or convertible or exchangeable securities issued in any of the transactions described in Section 4.1(b), 4.1(c) and 4.5 hereof, (ii) shares of Common Stock issuable upon exercise of the Warrants; (iii) shares of Common Stock issuable upon exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable securities issued or sold under circumstances causing an adjustment pursuant to this Section 4.2, (iv) options to purchase up to 1,333,729 shares of Common Stock that are issued to employees and directors of the Company and its subsidiaries pursuant to the Lamonts Apparel, Inc. [1997]Stock Option Plan and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such stock option plan, any additional options or shares of Common Stock issuable or issued upon the exercise thereof), (v) the New Class C Warrants (as defined in the Plan) and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional New Class C Warrants or shares of Common Stock issuable or issued upon the exercise thereof) and (vi) the Gordian Warrants (as defined in the Plan) and any shares of Common Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Gordian Warrants or shares of Common Stock issuable or issued upon the exercise thereof).

         (c) The price per share of Common Stock referred to in Subsection 4.2(a) above shall be determined by dividing (i) the Aggregate Consideration Receivable in respect of the Common Stock, rights, options, warrants or convertible or exchangeable securities issued, by (ii) the total number of shares of Common Stock issued or covered by such rights, options, warrants or convertible or exchangeable securities.

         (d) "Aggregate Consideration Receivable" means the aggregate amount paid to the Company for the Common Stock, rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be payable for the shares of Common Stock covered thereby.

         (e) In case the Company shall sell and issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property (other than cash) or services or its equivalent, then in determining the "price per share of Common Stock" referred to in Sections 4.2(a) and 4.2(c) above and the "Aggregate Consideration Receivable" referred to in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(d) above, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair value of said property.

    Section 4.3 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price in accordance with the provisions of Section 4.1(a), 4.1(b) or 4.1(c) or Section 4.2(a) hereof need be made unless such adjustment would amount to a change of at least .5% in such Exercise Price of the Warrant Certificates; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

    Section 4.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to Subsection 4.1(a), (b) or (c) or Subsection 4.2(a) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

    Section 4.5 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant was fully exercisable and had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

    Section 4.6 INTENTIONALLY OMITTED.

    Section 4.7 INTENTIONALLY OMITTED.

    Section 4.8  NOTICE OF CERTAIN ACTIONS.  In the event the Company shall:

         (a) declare any dividend payable in stock to the holders of the Common Stock or make any other distribution in property other than cash to the holders of the Common Stock;

         (b) offer to the holders of the Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

         (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall mail notice of such proposed action to the Warrant Agent at least thirty (30) days prior to such action and shall cause the Warrant Agent to mail such notice to each registered holder of a Warrant Certificate. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice to the Warrant Agent shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 4.8, at least fifteen (15) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by paragraph (c) of this Section 4.8, at least fifteen (15) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

    Section 4.9 CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare an Officers' Certificate setting forth such adjustment to be mailed to the Warrant Agent, to each other transfer agent for the Common Stock and to each registered holder of a Warrant Certificate at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of Warrant Shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. With respect to adjustments made pursuant to Section 4.2(a) hereof, such notice shall be made as soon as practicable thereafter. The Warrant Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

    Section 4.10 WARRANT CERTIFICATE AMENDMENTS. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrant Certificates and deliver the same to the Warrant Agent in substitution for existing Warrant Certificates.

    Section 4.11 FRACTIONAL SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article IV to the Exercise Price or number of Warrant Shares purchasable under each Warrant or otherwise. If more than one Warrant is exercised at one time by the same registered holder, the number of full Warrant Shares which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a Warrant Share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment to the registered holders of the Warrants in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a Warrant Share, as determined by the Company on the basis of the Closing Price per share of Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional Warrant

Share upon exercise of the Warrants.  All calculations under this Section
4.11 shall be made to the nearest hundredth of a share.

                                      ARTICLE V

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND
             CANCELLATION OF WARRANT CERTIFICATES

    Section 5.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates of the same type representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at the Warrant Agent's Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfers of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at the Warrant Agent's Office with the form of Assignment thereon duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

    Section 5.2 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 3.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

                                  ARTICLE VI

                       PROVISIONS CONCERNING THE WARRANT AGENT

    Section 6.1 RESIGNATION OR REMOVAL OF WARRANT AGENT. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least thirty (30) days prior notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein. If for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

    Section 6.2 NOTICE OF APPOINTMENT. Not later than five (5) business days prior to the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

    Section 6.3 MERGER OF WARRANT AGENT. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificate in its own name.

    Section 6.4  COMPANY RESPONSIBILITIES.  The Company agrees that it shall
(i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all reasonable expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash or taxes due pursuant to this Agreement; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. In no case shall the Warrant Agent be required to advance its own funds for any purpose under this Agreement.

    Section 6.5 CERTIFICATION FOR THE BENEFIT OF WARRANT AGENT. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the President, a Vice President, the Secretary, Assistant Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be conclusively relied upon by the Warrant Agent for any action or refusal to act taken or suffered in good faith by it under the provisions of this Agreement, without further investigation; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable including, without limitation, an opinion of counsel to the Company. In addition, the Warrant Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization to the Warrant Agent in respect of any action taken or omitted to be taken in good faith, in reliance on such opinion.

    Section 6.6 LIABILITY OF WARRANT AGENT. The Warrant Agent shall be liable hereunder solely for direct damages resulting from its own gross negligence, bad faith or wilful misconduct provided, further, that the Warrant Agent shall not be liable for any special or consequential damages in connection with any liability hereunder. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery thereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Warrant Shares or other securities will when issued be validly authorized and issued and fully paid and non-assessable.

    Section 6.7 USE OF ATTORNEYS, AGENTS AND EMPLOYEES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

    Section 6.8 INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such party.

    Section 6.9 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

    Section 6.10 CONFLICT OF INTEREST. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

                                     ARTICLE VII

                                    MISCELLANEOUS

    Section 7.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, and the Warrant Agent, together, with the written consent of the registered holder or holders of at least 50% of the outstanding Warrants may amend or supplement this Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates. The Warrant Agent may conclusively rely on a certificate of the Company regarding any such changes.

    Section 7.2 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

    Section 7.3 SUCCESSOR TO COMPANY. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

    Section 7.4 NOTICES. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

              Lamonts Apparel, Inc.
              12413 Willows Road N.E.
              Kirkland, WA 98034
              Attention: Ms. Debbie Brownfeld

    With a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              300 South Grand Avenue
              Los Angeles, CA 90071
              Attention: Michael A. Woronoff, Esq.

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

              ------------------

              ------------------
              ------------------

    With a copy to:

              ------------------
              ------------------
              ------------------

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, three (3) days after mailing if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

    Section 7.5 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 4.1 or Section 4.2 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

    Section 7.6 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

    Section 7.7 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

    Section 7.8 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

    Section 7.10 AVAILABILITY OF THE AGREEMENT. The Company shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section
7.4 hereof.

    Section 7.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

    Section 7.12 RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

                     [Remainder of page intentionally left blank]

                     WARRANT AGREEMENT COUNTERPART SIGNATURE PAGE

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                       LAMONTS APPAREL, INC.

                                       By:
                                          --------------------------------
                                           Name:
                                           Title:

                                       --------------------------------- ,
                                       as Warrant Agent

                                       By: -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                     FORM OF

                        CLASS [A] [B] WARRANT CERTIFICATE

    NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR
      THE ISSUANCE OF ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
     OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY
        NOT BE SOLD  OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION
          STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE
        SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN
        EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
                    AND ANY APPLICABLE STATE SECURITIES LAWS.

NO. W [A][B]-_____

                   CERTIFICATE FOR____________CLASS [A][B] WARRANTS

                           NOT EXERCISABLE AFTER 5:00 P.M.,
       NEW YORK CITY TIME, ON ______, 200_ [10 YEARS FOLLOWING EFFECTIVE DATE]

                                LAMONTS APPAREL, INC.

                      COMMON STOCK PURCHASE WARRANT CERTIFICATE

    THIS CERTIFIES that ________________ or its registered assigns is the registered holder (the "Registered Holder") of ___________ Class [A][B] Warrants, each of which represents the right to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Lamonts Apparel, Inc., a Delaware corporation (the "Company"), at an initial exercise price (the "Exercise Price") equal to $.01 per share, at the times provided in the Warrant Agreement (as hereinafter defined), by surrendering this Warrant Certificate, with the ELECTION TO PURCHASE on the reverse hereof duly executed, at the principal office of _____________ or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), at ______________________, and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price may be made at the option of the holder hereof by (i) cash, certified check or a wire transfer in same day funds in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, (ii) delivery to the Company of that number of shares of Common Stock having an aggregate Fair Market Value equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased or (iii) by any combination of (i) and (ii). In the alternative, the Registered Holder may exercise its right to purchase some or all of the Warrant Shares subject to Warrant Certificate, on a net basis, such that, without the exchange of any funds, the Registered Holder receives that number of Warrant Shares subscribed to pursuant to this Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to pursuant to this Warrant Certificate.

    No Warrant may be exercised after 5:00 P.M., New York City time, on _________, 200_ (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement.

    Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the Warrant Agent's Office with the ASSIGNMENT on the reverse hereof. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

    Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

    Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the Warrant Agent's Office as set forth in the Warrant Agreement. Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

    This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ______, 199_ between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. All capitalized terms not defined herein shall have the meaning set forth in the Warrant Agreement.

    This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

    This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.


                                  LAMONTS APPAREL, INC.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

Seal                              Attest:


                                  -------------------------------
                                  Assistant Secretary

Countersigned:                    -------------------------------,
                                  as Warrant Agent


Dated:                            By:
                                     ----------------------------
                                     Authorized Signature

                         FORM OF ELECTION TO PURCHASE


    The undersigned hereby irrevocably elects to exercise ________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:_________________________________________________________________
                                        (NAME)

__________________________________________________________________________
                            (ADDRESS, INCLUDING ZIP CODE)

__________________________________________________________________________
                    (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_______________________________________________________________
                                        (NAME)

at________________________________________________________________________
                            (ADDRESS, INCLUDING ZIP CODE)


    If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

    In full payment of the exercise price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of
$         by (i) $______ in cash, certified check or wire transfer in same day funds, (ii) surrender to the Warrant Agent of certificate no(s) ____________ representing ______ shares of Common Stock duly endorsed to the Warrant Agent,
(iii) a combination of (i) an (ii) or (iv) exercising the Warrants exercised on a net basis such that the number of shares of Common Stock otherwise receivable by the Registered Holder pursuant to the Warrants exercised shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value equal to the exercise price with respect to the Warrants exercised.


Date: ______________, 19__     _____________________________________
                                            Signature

                                     (Signature must conform in all
                                       respects to name of holder
                                       as specified on the face of
                                       the Warrant Certificate.)

                                 ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


NAME OF ASSIGNEE                 ADDRESS                   NO. OF WARRANTS
----------------                 -------                   ---------------





and does hereby irrevocably constitute and appoint_____________________________, Attorney, to make such transfer on the books of Lamonts Apparel, Inc. maintained for that purpose, with full power of substitution in the premises.

Date: ______________, 19__     ___________________________________________
                                         Signature

                                  (Signature must conform in all
                                    respects to name of holder
                                    as specified on the face of
                                    the Warrant Certificate.)

                                     TAB 4


                      NEW CLASS C WARRANT AGREEMENT AND
                   FORM OF NEW CLASS C WARRANT CERTIFICATE




















                                     TAB 4

                                   FORM OF
                              WARRANT AGREEMENT


    WARRANT AGREEMENT dated as of _________, 1997 between LAMONTS APPAREL, INC., a corporation duly organized and validly existing under the laws of Delaware (as reorganized pursuant to Chapter 11, title 11 of the United States
Code) (the "Company") and ______________________________ ("Holder").

    The Company, as debtor in possession [has entered into an Amended and Restated Debtor in Possession and Exit Financing Loan Agreement dated as of September __, 1997 with BankBoston, N.A. and certain other financial institutions identified thereunder and with BankBoston, N.A., as agent (the "Amended Loan Agreement"). The Holder has provided certain payment guarantees with respect to the Term Loan (as defined in the Amended Loan Agreement) pursuant to that certain Purchase and Guaranty Agreement also dated as of September __, 1997 (the "Guaranty"). Pursuant to the Amended Loan Agreement, and to induce Holder to provide the Guaranty and in partial exchange for Holder's administrative claim against the Company's Chapter 11 estate, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company]* has agreed that upon the effective date of its plan of reorganization it will issue Warrants (as hereinafter defined) to Holder [as nominee of the Term Loan Lender (as defined in the Amended Loan Agreement)]* providing for the purchase of shares of Stock (as hereinafter defined) of the Company, in the manner hereinafter provided. Accordingly, the parties hereto agree as follows:

    SECTION 1.     DEFINITIONS ACCOUNTING TERMS AND DETERMINATIONS.

    (a) Except as expressly provided herein, terms defined in the Amended Loan Agreement are used herein as defined therein.

-------------------------

*  Bracketed language does not go in Warrant Agreement executed by management.

*  Bracketed language does not go in Warrant Agreement executed by management.

    (b) As used herein:

    "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a corporation, solely by reason of his or her being an officer or director of such corporation, and (b) neither Holder nor any of its Affiliates shall be deemed to be an Affiliate of the Company.

    "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Western District of Washington at Seattle.

    "BOARD" shall mean the Board of Directors of the Company.

    "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

    "COMMISSION" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Securities Exchange Act of 1934, as amended from time to time.

    "COMPANY" shall have the meaning set forth at the head of this Agreement.

    "CONTROL" shall mean, with respect to any Person, the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person.

    "DATE OF ISSUANCE" shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

    "EXPIRATION DATE" shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

    "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

    "HOLDER" shall have the meaning set forth at the head of this Agreement and each other Person who acquires the original Warrant (or any Warrant issued pursuant to the terms of the original Warrant) or Warrant Shares pursuant to the provisions of this Agreement.

    "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to".

    "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

    "PERSON" shall mean a corporation, an association, a partnership, a joint venture, an organization, a business, an individual or a Governmental Authority.

    "PLAN" shall mean the Company's Chapter 11 Plan of Reorganization.

    "REGISTRATION RIGHTS AGREEMENT" shall mean the Grant of Registration Rights of even date herewith between the Company and the other parties signatory thereto relating to the registration of the Registrable Securities (as defined therein) under and pursuant to the Securities Act, substantially in the form attached as Annex 3 hereto, as said Registration Rights Agreement shall be modified and supplemented and in effect from time to time.

    "RESTRICTED SECURITIES" shall mean the Warrants and any Warrant Shares or other securities which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (i) have been sold pursuant to an effective registration statement under the Securities Act or (ii) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Company has delivered new Warrant certificates not bearing the legend prescribed by SECTION 2.03 hereof.

    "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "STOCK" shall mean the Company's Class A Common Stock, $.01 par value, and/or any security of any class or preference of the Company which has either (a) the right to vote with the holders of the common stock of the Company generally in the election of the board of directors of the Company or
(b) the right to any amounts payable (i) with respect to profits of the Company or (ii) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company in each of clauses (i) or (ii) other than the repayment of the consideration originally paid for such security together with a fixed or formula-based return on such consideration consistent with the security's priority of payment.

    "STOCK UNIT" shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

    "STOCKHOLDER" shall mean any Person (excluding any Holder) who owns any shares of common or preferred Stock of the Company (or any successor thereto).

    "SUBSIDIARY" of any Person shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person or by such Person and one or more of the Subsidiaries of such Person.

    "TRANSFER" shall mean, unless the context otherwise requires, any disposition of any Restricted Securities, or of any interest in any thereof, which would constitute an offer or sale thereof within the meaning of the Securities Act.

    "WARRANTS" shall have the meaning assigned to such term in SECTION 2.01.

    "WARRANT SHARES" shall mean (i) the shares of Stock purchased or purchasable by the Holders of the Warrants upon the exercise thereof, including any Stock into which such Stock may thereafter be changed or converted, and (ii) if required hereunder, any additional shares of Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Stock referred to in clause (i) above, or acquired by way of any rights offering or similar offering made in respect of the Stock referred to in clause (i) above.

    (c) References herein and in the Warrants to the Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Stock then issued and outstanding, assuming full conversion, exercise and exchange of all outstanding warrants, options and rights to purchase Stock, and all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into Stock, including the Warrants.

    (d) Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles consistently applied. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of generally accepted accounting principles consistently applied.

    SECTION 2.     ISSUANCE AND EXECUTION OF WARRANTS.

    2.01 AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Company has authorized in accordance with the Plan: (a) the issuance of a warrant certificate covering the purchase of Stock Units representing shares of Stock substantially in the form of ANNEX 1 to this Agreement (such certificate, together with the rights to purchase Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, sometimes called the "WARRANTS"); and
(b) the issuance of such number of shares of Stock as shall permit the compliance by the Company with its obligations to issue Stock pursuant to the Warrants. In addition, the Warrant certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage, provided, however, that no such change shall be made which affects the duties or obligations of the Company without the consent of the Company.

    2.02 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. The Warrant certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Holder, the signature of such person on such Warrant certificates shall be valid nevertheless and such Warrant certificate may be issued and delivered to the person entitled to receive the Warrant represented thereby with the same force and effect as though the person who signed such Warrant certificates had not ceased to be such officer of the Company. The Warrants originally issued to Holder shall be delivered on the effective date of the Plan. The Company shall maintain books (the "Warrant Register") for the registration of Warrants and the registration of transfers of Warrants.

    2.03 TRANSFER AND EXCHANGE OF WARRANTS.

         (a) Warrants evidencing Restricted Securities and only such Warrants will bear a legend in substantially the following form:

         NEITHER THIS WARRANT NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED.

         (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities shall, upon request of the Company, deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend.

         (c) Subject to paragraph (a) above, the Company shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant certificate in the Warrant Register upon surrender at the Company of Warrant certificates accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant certificate shall be issued to the transferee and the surrendered Warrant certificate shall promptly be canceled by the Company. Warrant certificates may be exchanged at the option of the

Holder thereof, upon surrender, properly endorsed by the registered Holders, at the Company, with written instructions, for other Warrant certificates representing in the aggregate a like number of Warrants. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

    2.04 TRANSFER AND EXCHANGE OF WARRANTS. All the restrictions imposed by this SECTION 2 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144. Whenever the restrictions imposed by this SECTION 2 shall terminate as to any Restricted Security as herein above provided, the Holder thereof shall be entitled to receive from the Company, without expense (other than any tax or governmental charge that may be imposed), a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

    SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holders as follows:

    3.01 EXISTENCE, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    3.02 NO BREACH. Subject to confirmation by the Bankruptcy Court of the Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the issuance of the Warrants and the consummation of the transactions contemplated hereby and thereby will not (a) violate the certificate of incorporation or by-laws of the Company, (b) violate any loan or credit agreement to which the Company is a party or is bound, or constitute a breach of or default under any other instrument or agreement to which the Company is a party or is bound which is material to the business or properties of the Company taken as a whole, (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, (d) result in the creation of any Lien upon any of the properties or assets of the Company, or (e) violate any law, rule or regulation relating to the Company except, in each such case as would not have a material adverse effect on the Company.

    3.03 CORPORATE ACTION. Subject to confirmation by the Bankruptcy Court of the Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement; the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action (including all necessary stockholder action) on the part of the Company; this Agreement has been duly executed and delivered by the Company and constitutes, and the Registration Rights Agreement when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrants, when executed, issued and delivered pursuant to this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrant Shares initially covered by the Warrants will be duly and validly authorized and reserved for issuance and shall, when paid for, issued and delivered in accordance with the Warrants, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Shares issued pursuant to the terms hereof or the Warrants shall be in violation of any preemptive rights of any Stockholder.

    3.04 APPROVALS. Subject to confirmation by the Bankruptcy Court of the Company's Plan contemplating and approving the issuance of the Warrants which are the subject of this Agreement, except as contemplated by the Registration Rights Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person which shall not have been obtained on or prior to the Date of Issuance are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement or for the validity or enforceability thereof.

    3.05 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    3.06 CAPITALIZATION. As of the date of issuance of the original Warrants to Holder, the capitalization of the Company consists solely of common Stock and options and warrants to acquire common Stock.

    SECTION 4. CERTAIN DISPOSITIONS OF SECURITIES. Notwithstanding anything in this Agreement (including SECTION 2) or the Warrants to the contrary, but subject to compliance with the Securities Act and the requirement as to legending of the certificates for Restricted Securities specified in
SECTION 2.03, any Holder shall have the right to transfer any or all of its Restricted Securities:

          (a) to any Person who at the time owns (directly or indirectly) at least a majority of the shares of such Holder;

          (b) to any Person at least a majority of whose shares shall at the time be owned (directly or indirectly) by such Holder or by any Person who owns (directly or indirectly) at least a majority of the shares of such Holder; or

          (c) to another Holder.

The party to which Restricted Securities are transferred pursuant to the immediately preceding sentence shall be deemed to be a Holder of such Restricted Securities and subject to the provisions of this Agreement, and each such transferee shall execute a Joinder Agreement confirming that such transferee agrees to be bound by all the provisions of this Agreement applicable to Holders so long as he, she or it continues to own any of the Restricted Securities so transferred to such transferee.

SECTION 5.  HOLDERS, RIGHTS.

    5.01 DELIVERY EXPENSES. If any Holder surrenders any certificate for Warrants or Warrant Shares to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall deliver, in each case at the cost of the Holder, from the office of such Holder from or to the Company or its transfer agent, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

    5.02 TAXES. The Company shall pay all taxes (other than federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the issuance of the Warrants and Warrant Shares hereunder or in connection with any modification of this Agreement, the Registration Rights Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The obligations of the Company under this SECTION 5.02 shall survive any termination of this Agreement or the Registration Rights Agreement, and any cancellation or termination of the Warrants.

    5.03 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Shares, and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

          (b) in the case of mutilation, upon surrender or cancellation, thereof,

the Company, at the Holder's expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Shares.

    5.04 CERTAIN RESTRICTIONS. The Company shall not at any time enter into an agreement or other instrument, and has not entered into an agreement currently in effect, making performance hereunder or the issuance of shares of Stock upon the exercise of any Warrant a default under any such agreement or instrument.

    5.05 INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with a breach of this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such other party.

    SECTION 6.  MISCELLANEOUS.

    6.01 WAIVER. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

    6.02 NOTICES.

    (a) All notices, requests and other communications provided for herein and in the Warrants (including any waivers or consents under, this Agreement and the Warrants) shall be given or made in writing,

                   (i)  if to the Company:

              Lamonts Apparel, Inc.
              12413 Willows Road N.E.
              Kirkland, WA  98034
              Attention:  Ms. Debbie Brownfeld
                     with a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              300 South Grand Avenue
              Los Angeles, CA  90071
              Attention:  Michael A. Woronoff, Esq.

         (ii) if to Holder:




              Attention:

                     with a copy to:

              [Goulston & Storrs, P.C.
              400 Atlantic Avenue
              Boston, MA  02110-3333
              Attention:  Kitt Sawitsky, Esq.]*


    (iii) if to any other person who is the registered Holder of any Warrants or Warrant Shares, to the address for such Holder as it appears in the stock or warrant ledger of the Company;

or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Company; or, in the case of the Company, at such other address as the Company may designate in a notice to the Holders.

    (b)  All such notices, requests and other communications shall be:
(i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

    6.03 EXPENSES, ETC. The Company agrees to pay or reimburse the Holders for all reasonable out-of-pocket costs and expenses of the Holders (including the reasonable fees and expenses of Goulston & Storrs, special Boston counsel to Holder, and other


--------------------------

            * Management holders to provide alternate copy address.

reasonable legal fees and expenses), in connection with this Agreement but only to the extent provided in the Amended Loan Agreement.

    6.04 AMENDMENTS, ETC. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by (a) the Company and (b) the Holders of at least a majority of the Warrant Shares issued or issuable upon exercise of the Warrants; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of all holders of such shares and Warrants at the time outstanding, amend this SECTION 6.04.

    6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    6.06 SURVIVAL.

    (a) All representations and warranties made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Registration Rights Agreement shall be considered to have been relied upon by each Holder and shall survive the issuance of the Warrants or the Warrant Shares regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Company hereunder.

    (b) All representations and warranties made by the Holders herein shall be considered to have been relied upon by the Company and shall survive the issuance to the Holders of the Warrants or the Warrant Shares regardless of any investigation made by the Company or on its behalf.

    6.07 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

    6.08 COUNTERPARTS. This Agreement may be executed on counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

    6.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts executed in and to be fully performed in such State.

    6.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    6.11 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered holder of a Warrant certificate or the legality or validity of any adjustment made pursuant to the provisions of the Warrant, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

    SECTION 7.  OPTION FOR BINDING ARBITRATION.

    At the sole and exclusive option of the Holders (from time to time) of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants, exercised by written notice to the Company, any dispute arising out of or relating to this Agreement shall be finally settled by arbitration pursuant to the JAMS/ENDISPUTE Comprehensive Arbitrators Rules and Procedures then in effect (the "Rules"), as modified by this SECTION 7. Within fifteen (15) Business Days following such written request by such majority Holders to submit a dispute to arbitration, the parties shall select a retired judge or other neutral third party mutually acceptable to the parties to serve as the sole arbitrator of the dispute. In the event the parties are unable to select a mutually acceptable arbitrator within such fifteen day period, the JAMS/ENDISPUTE administrator (the "Administrator") shall select the arbitrator. Each arbitrator selected hereunder will disclose to each party any conflict of interest or potential conflict of interest and, if any such conflict or potential conflict exists, the Administrator shall, unless otherwise agreed to by the parties, select a different arbitrator. The parties (including without limitation all Holders who are parties to such arbitration) will be bound by the arbitrator's determination(s), which will constitute a final, binding and non-appealable adjudication on the merits. The arbitration shall be conducted in the Commonwealth of Massachusetts at a location to be determined by the arbitrator. The prevailing party(ies) in any arbitration hereunder will be entitled to recover all costs, including reasonable attorneys' fees, charges and disbursements from the opposing party(ies). Judgment on any arbitration award may be entered in any court having jurisdiction. It is the intent of the parties that the arbitration be conducted and the dispute resolved in as expeditious a manner as reasonably possible consistent with the Rules.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                               LAMONTS APPAREL, INC.


                               By
                                 ------------------------------------
                                 Name:
                                 Title:


                               [HOLDER]


                               By
                                 ------------------------------------
                                 Name:
                                 Title:

                               FORM OF EXERCISE


              (To be executed by the registered holder hereof)

    The undersigned hereby exercises this Warrant to subscribe for and purchase _________ Stock Units of LAMONTS APPAREL, INC. covered by the within certificate and herewith makes payment therefor in full. Kindly issue certificates and/or other instruments covering Stock Units in accordance with the instructions given below. A new Warrant for the unexercised balance of the Stock Units covered by the within certificate, if any, will be registered in the name of the undersigned.


Dated:
      ------------


                                    ---------------------------------------

Instructions for registration
of Stock Units


----------------------------
    Name (please print)


Social Security or Other Identifying
Number:
       ---------------------

Address:


----------------------------
    Street

----------------------------
    City, State and Zip Code

                              FORM OF ASSIGNMENT

                   (To be executed by the registered holder hereof)

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within certificate with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

Name of Assignee           Address                       Number of Stock Units
----------------           -------                       ---------------------






Dated:
      ---------------


                                      -----------------------------------------

                                                                        Annex 2
                                                                             to
                                                              Warrant Agreement

                                  JOINDER AGREEMENT

    JOINDER AGREEMENT, dated the date set forth below, between LAMONTS APPAREL, INC., a Delaware corporation ("the Company") and the undersigned stockholder or warrant holder of the Company.

    A. Reference is made to that certain Warrant Agreement dated as of ___________, 1997 (as modified and supplemented and in effect from time to time, the "WARRANT AGREEMENT"), between the Company and [Holder] and to the Registration Rights Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant Agreement.

    B. The Warrant Agreement requires that certain transferees of shares of Stock or Warrants execute and deliver to the Company and each Holder this Joinder Agreement.

    In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby acknowledges receipt of copies of the Warrant Agreement and the Registration Rights Agreement and agrees: (a) to be bound by the terms and provisions of the Warrant Agreement and the Registration Rights Agreement as though [he/she/it] were an original party thereto; and (b) to be treated as a [Stockholder/Holder] [Existing Stockholder] for all purposes thereof.

    IN WITNESS WHEREOF, the undersigned has signed this Joinder Agreement on the date set forth below.

Date:
     ----------------   ----------------------------------------------
                        Description of transferred securities, name of transferor, and date of transfer:


                        ----------------------------------------------

                        ----------------------------------------------

Acknowledged and Agreed to as
     of the date written above:

LAMONTS APPAREL, INC.

By
  -----------------------
  Name:
  Title:
                                     -22-

                                                                        Annex 1
                                                                             to
                                                              Warrant Agreement

                                  [Form of Warrant]

                                       WARRANT

    NEITHER THIS WARRANT NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED.

No. of Stock Units:                                   Warrant No. 1


                                       WARRANT

                                 to Purchase Stock of

                                LAMONTS APPAREL, INC.

                 Expiring as set forth in the first paragraph hereof

     THIS IS TO CERTIFY THAT__________________________, or its assigns, is entitled to purchase in whole or in part from time to time from LAMONTS APPAREL, INC., a Delaware corporation (the "Company"), (i) at any time on or after the Date of Issuance, but not later than 5:00 p.m., New York time, on ____________, 2001 (the

"Stock Unit Expiration Date"), _________ Stock Units (as hereinafter defined and subject to adjustment as provided herein) at a purchase price of $1.25 per Stock Unit (the "Stock Unit Exercise Price") and (ii) at any time on or after the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million, but not later than 5:00 p.m., New York time, on ____________, 2007 (the "Adjustment Unit Expiration Date"), _________(*)
Stock Units at a price of $.01 per Stock Unit (the "Adjustment Unit Exercise Price"); provided that the Warrants described in this clause (ii) shall not be exerciseable unless and until the Warrants described in clause (i) above shall have been exercised in full, in each case subject to the terms and conditions hereinbelow provided.

    SECTION 1. CERTAIN DEFINITIONS. (a) Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Warrant Agreement (as hereinafter defined).

    (b) As used in this Warrant, unless the context otherwise required:

    "ADDITIONAL STOCK" shall mean all shares of Stock issued by the Company on or after the Date of Issuance and all shares of Stock issuable by the Company after the Date of Issuance on conversion or exercise of other rights under Convertible Securities, other than, in each case, Excluded Securities. For purposes hereof Excluded Securities means:

    (i) the original Warrant Shares and any additional Warrant Shares or Convertible Securities (including shares issuable upon exercise thereof) issuable or issued upon exercise of the Warrants;

    (ii) the Class A Warrants and the Class B Warrants and any shares of Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Class A Warrants or Class B Warrants or shares of Stock issuable or issued upon the exercise thereof);

    (iii) the Gordion Warrants and any shares of Stock issuable or issued upon the exercise thereof (including, following any adjustments required under the terms of such warrants, any additional Gordion Warrants or shares of Stock issuable or issued upon the exercise thereof);

----------------

(*) a number of Stock Units equal to the number of Stock Units in (i) above multiplied by .07142856.

    (iv) up to 1,708,729 shares of Stock issuable pursuant to the Company's
1997 Stock Option Plan (as such number may be adjusted by reason of transactions of the type described in SECTION 4.01);

    (v) up to 9,000,000 shares of Stock issued and outstanding on the Date of Issuance;

    (vi) Stock or Convertible Securities (including shares issuable upon exercise or conversion of Convertible Securities) issued in any transaction for which an adjustment is otherwise made (or not required to be made) pursuant to the terms hereof; and/or

    (vii) shares of Stock issued in a bona fide registered public offering.

    "AGGREGATE EQUITY TRADING VALUE" means, as of any date, the product of
(a) the Fair Market Value per share of Stock, and (b) the total number of issued and outstanding shares of Stock as of such date (assuming for purposes of determining such number of shares the exercise in full of all in the money options outstanding on such date to purchase shares of Stock and the exercise of all Class B Warrants which are exercisable as of such date).

    "CLASS A WARRANTS" means the Class A Warrants issued by the Company pursuant to the Company's Plan of Reorganization.

    "CLASS B WARRANTS" means the Class B Warrants issued by the Company pursuant to the Company's Plan of Reorganization.

    "CLOSING PRICE" means, for any date, the last sale price reported in the WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed if that is the principal market for the Stock or, if not listed on any national securities exchange or if such national securities exchange is not the principal market for the Stock, the average of the closing high bid and low asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any, or if the Stock is not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company.

    "COMPANY" shall have the meaning set forth at the head of this Warrant.

    "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of Stock or other securities which are convertible or exercisable into or exchangeable for shares of Additional Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

    "DATE OF ISSUANCE" shall mean _________, 1997.

    "EXERCISE PRICE" shall mean the Stock Unit Exercise Price or the Adjustment Unit Exercise Price, as the case may be.

    "EXPIRATION DATE" shall mean the Stock Unit Expiration Date or the Adjustment Unit Expiration Date, as the case may be.

    "FAIR MARKET VALUE" of shares of Stock shall mean (a) if the Stock is listed on a national securities exchange or quoted on a national quotation system, the average of the daily Closing Prices of the Stock for the five (5) trading days immediately preceding the date of exercise or the sale date under SECTION 4, as applicable, or (b) if the Stock is not so listed or quoted, the fair market value thereof as determined in good faith by the Company's Board of Directors.

    "GORDION WARRANTS" means those certain warrants exercisable for Stock having a value not to exceed $200,000 (based on the Normalized Share Price as set forth in such warrants), issued by the Company to Gordion Group, L.P. pursuant to the Company's Plan of Reorganization.

    "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to,".

    "STOCK UNIT" shall mean one share of Stock, as such Stock was constituted on the Date of Issuance, and thereafter shall mean such number of shares (excluding fractional shares) of Stock and other securities, cash or other property as shall result from the adjustments specified in SECTION 4 and
SECTION 5.

    "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of _____________, 1997, between the Company and _________________, as such Warrant
Agreement shall be modified and supplemented and in effect from time to time.

    "WARRANTS" shall mean: (i) this Warrant dated as of the Date of Issuance originally issued by the Company pursuant to the Warrant Agreement, evidencing rights to purchase up to an aggregate of 3,429,588 Stock Units,
(ii) the additional Warrants to purchase up to 381,065 shares of Stock issued by the Company to certain officers, directors and employees of the Company in accordance with the Plan, and (iii) all Warrants issued upon transfer, division or combination of, or in substitution for, any Warrants described in clause (i) or (ii).

    (c) References in this Warrant to the Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Stock then issued and outstanding, assuming full conversion, exercise and exchange of all warrants, options and rights to purchase such Stock and all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into, such Stock, including the Warrant.

    SECTION 2.  EXERCISE AND ISSUANCE.

    2.01 EXERCISE OF WARRANT. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company, at its office maintained for such purpose pursuant to SECTION 11.01, (a) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (b) a certified or bank check or checks payable to the Company in an aggregate amount equal to the aggregate applicable Exercise Price for the number of Stock Units as to which this Warrant is being exercised or otherwise in accordance with SECTION 2.02, and (c) this Warrant. Such notice may be in substantially the form of exercise set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within 10 Business Days thereafter, cause to be executed and delivered to such Holder a stock certificate or certificates representing the aggregate number of duly and validly issued, fully paid and nonassessable Warrant Shares issuable upon such exercise, free and clear of any Liens.

    2.02 OPTIONAL EXERCISE. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant and the Warrant Agreement, the Holder may exercise this Warrant in whole or in part at any time or from time to time prior to its expiration for some or all of a number of shares of Stock of the Company having an aggregate Fair Market Value on the date of such exercise equal to the amount by which (a) the Fair Market Value of the number of shares of such Stock designated for exercise by the Holder hereof on the date of the exercise exceeds (b) the aggregate applicable Exercise Price for such shares in effect at such time. The following equations illustrate how many shares of Stock would then be issued upon exercise pursuant to this SECTION 2.02 with respect to Stock as to which the Holder has elected the option under this SECTION
2.02:

    Let  FMV  =    Fair Market Value per share of Stock at date of exercise.
         PSP  =    Per share applicable Exercise Price at date of exercise.
         N    =    Number of shares of Stock desired to be exercised.
         X    =    Number of shares of Stock issued upon exercise.

              X    =    (FMV)(N)-(PSP)(N)
                        -----------------
                             FMV

No payment of any cash or other consideration to the Company shall be required from the Holder of this Warrant in connection with any optional exercise of this Warrant pursuant to this SECTION 2.02. Such exercise shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder hereof that the exercise pursuant to this section be made, or at such later date as may be specified in such request.

    2.03 ISSUANCE. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of such Holder or such other name or names as shall be designated in such notice. Such stock certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time such notice and payment is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, execute and deliver to such Holder a new Warrant, dated the Date of Issuance, evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the same returned to such Holder.

    All shares of Stock issuable upon the exercise of this Warrant shall, upon payment therefor in accordance herewith, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

    The Company shall not issue fractional shares of Stock upon any exercise of this Warrant

    Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue any shares of Stock to the extent such issuance is otherwise prohibited by law, including federal or state securities law, but the Company shall use all best efforts to effect such issuance.

    SECTION 3. TRANSFER, DIVISION AND COMBINATION. Subject to SECTION 11.04, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to SECTION 11.01, together with a written assignment of this Warrant (in substantially the form annexed hereto) duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable hereunder by the Holder hereof upon the making of such transfer. Upon such surrender and payment the Company shall, subject to SECTION 11.04 and the immediately following sentence, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability referred to in SECTION 11.04 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this SECTION 3 and SECTION 11.04, may be exercised by an assignee for the purchase of shares of Stock without having a new Warrant or Warrants issued. Each assignee, by accepting a new Warrant or Warrants issued to such assignee or this Warrant assigned in blank, agrees to be bound by the restrictions on the transferability of such Warrant or Warrants set forth in this Warrant and the Warrant Agreement, and each such assignee shall execute a Joinder Agreement in the form attached hereto confirming that such assignee agrees to be bound by all the provisions of this Warrant and the Warrant Agreement applicable to Holders so long as he, she or it continues to own any of the Warrants or Warrant Shares, as the case may be, so transferred to such assignee.

    This Warrant may, subject to SECTION 11.04, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder hereof or its authorized agent or attorney. Subject to compliance with the next preceding paragraph and with SECTION 11.04, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

    The Company shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

    SECTION 4.  ADJUSTMENTS.

    4.01 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time the Company shall

          (1) take a record of the holders of its Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Stock, or

          (2) subdivide its outstanding shares of Stock into a larger number of shares of Stock, or

          (3) combine its outstanding shares of Stock into a smaller number of shares of Stock,

then the number of shares of Stock comprising a Stock Unit or otherwise issuable upon an exercise of this Warrant for which this Warrant is exercisable immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Stock which a record holder of the number of shares of Stock for which this Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

    4.02 ISSUANCE OF ADDITIONAL COMMON STOCK. In case at any time or from time to time the Company shall (except as hereinafter provided) issue to any Person any Additional Stock which is common Stock (or Convertible Securities convertible into common Stock) for a consideration per share of such common Stock (or which would produce consideration per share of such common Stock on conversion of, or exercise of rights under, such Convertible Securities) which is less than (a) with respect to any issuance incident to the consolidation or merger of the Company with, or the sale, lease or transfer of all or substantially all the Company's assets to the party identified in that certain letter dated
September __, 1997, between the Company and Specialty Investment I LLC (or in connection with a financing related to any such transaction), the Fair Market Value of a share of common Stock, and (b) with respect to any other such issuance, (i) on or prior to the first date on which the Aggregate
Equity Trading Value equals or exceeds $20 million, the greater of the Exercise Price or the Fair Market Value of a share of common Stock or (ii) after the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the Fair Market Value of a share of common Stock, then the number of shares of common Stock comprising a Stock Unit shall be increased to that number determined by multiplying the number of shares of common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the total number of shares of common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock plus the number of such shares of such common Additional Stock (assuming conversion or exercise of such Additional Stock if such Additional Stock is Convertible Securities), and (b) the denominator of which shall be the number of shares of such common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock PLUS the number of shares of common Stock which could be purchased with the aggregate consideration paid for such common Additional Stock at an assumed price per share equal to (i) on or prior to the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the greater of the Exercise Price or the Fair Market Value of a share of common Stock or (ii) after the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million, the Fair Market Value of a share of common Stock. For purposes of this SECTION 4.02, such calculation shall be made on the date of actual issuance of such Additional Stock. No adjustment of the number of shares of common Stock comprising a Stock Unit shall be made under this SECTION 4.02 upon the issuance of any Additional
Stock which is issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other rights therefor).

    4.03. ISSUANCE OF ADDITIONAL STOCK OTHER THAN COMMON STOCK. In case at any time or from time to time the Company shall (except as hereinafter provided) issue to any Person any Additional Stock which is not subject to adjustment under SECTION 4.02 (and other than in connection with an adjustment under Section 4.01) for a consideration per share which is less than the Fair Market Value of such Stock, then the number of shares of common Stock comprising a Stock Unit shall be increased to that number determined by multiplying the number of shares of common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the total number of shares of common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such Additional Stock MULTIPLIED BY the Fair Market Value per share of common Stock immediately prior to the issuance of such Additional Stock and (b) the denominator of which shall be (i) the total number of shares of such common Stock outstanding (on a fully-diluted basis) immediately prior to the issuance of such common Additional Stock MULTIPLIED BY such Fair Market Value per share LESS (ii) the aggregate Fair Market Value of the Additional Stock so issued LESS the aggregate consideration received by the Company for such Additional Stock. For purposes of this SECTION 4.03, such calculation shall be made on the date of actual issuance of such Additional Stock. No adjustment of the number of shares of common Stock comprising a Stock Unit shall be made under this SECTION 4.03 upon the issuance of any Additional Stock which is issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other rights therefor).

    4.04 SUPERSEDING ADJUSTMENT OF STOCK UNIT. If, at any time after any adjustment of the number of shares of Stock comprising a Stock Unit shall have been made hereunder on the basis of the issuance of options, warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares comprising a Stock Unit shall have been made pursuant to this SECTION 4.04;

         (1) such options, warrants or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such options, warrants or rights, or the right of conversion, exercise or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

         (2) the consideration per share, for which shares of Additional Stock are issuable pursuant to such options, warrants or rights or the terms of such other Convertible Securities, shall be increased, such previous adjustment shall be rescinded and annulled and the shares of Additional Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made on the basis of

         (3) treating the number of shares of Additional Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such options, warrants or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

         (4) treating any such options, warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such shares of Stock as are issuable under such options, warrants or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this
SECTION 4 on the basis aforesaid, a new adjustment of the number of shares comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

    4.05 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION 4. The following provisions shall be applicable to the making of adjustments of the number of shares of Stock comprising a Stock Unit hereinbefore provided for in this SECTION 4:

    (1) TREASURY STOCK. The sale or other disposition of any issued shares of Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this SECTION 4.

    (2) COMPUTATION OF CONSIDERATION. To the extent that any shares of Additional Stock or any options, warrants or other rights to subscribe for or purchase any shares of Additional Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such shares of Additional Stock or

Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Additional Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any shares of Additional Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such options, warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such options, warrants or other rights. The consideration for any shares of Additional Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any options, warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion, exercise or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Additional Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than common stock, the Company shall be deemed to have received for such shares of Additional Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

    (3) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by the foregoing provisions of this SECTION 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

    (4) FRACTIONAL INTERESTS. In computing adjustments under this SECTION 4, the Company shall not be required upon the exercise of this Warrant to issue fractional Warrant Shares (it being agreed that the number of Warrant Shares issuable upon exercise of this Warrant shall be rounded to the nearest whole number).

    (5) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

    SECTION 5.  CONSOLIDATION, MERGER, ETC.

    5.01 CONSOLIDATION, MERGER, ETC. In case a consolidation or merger of the Company shall be effected with another Person on or after the Date of Issuance, or the sale, lease or transfer of all or substantially all its assets to another Person shall be effected on or after the Date of Issuance, then, as condition of such consolidation, merger, sale, lease or transfer, lawful and adequate provision shall be made whereby the registered holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein (including the payment of any applicable Exercise Price) and in lieu of each Stock Unit immediately theretofore purchasable and receivable upon the exercise of each of the Warrants, such shares of stock, securities, cash or other property which would have been receivable upon such consolidation, merger, sale, lease or transfer by the holder of the number of shares of Stock comprising a Stock Unit immediately prior to such event if such Warrant was fully exercisable and had been exercised in full immediately prior to such consolidation, merger, sale, lease or transfer. In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of the registered holder of this Warrant to the end that the provisions hereof (including SECTION 4) and of the Warrant Agreement and the Registration Rights Agreement shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities, cash or other property thereafter deliverable upon the exercise of any Warrants. The Company shall not effect any such consolidation, merger, sale, lease or transfer unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing, leasing or otherwise acquiring such assets shall assume the obligation to deliver to such holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to purchase. The above provisions of this SECTION 5.01 shall similarly apply to successive consolidations, mergers, sales, leases or transfers. Notwithstanding the foregoing, in the event the Company consummates a consolidation or merger with, or the sale, lease or transfer of all or substantially all its assets to, the party identified in that certain letter dated September __, 1997, between the Company and SPECIALTY INVESTMENT I LLC within one year from the Date of Issuance, the Stock Unit Exercise Price for a Stock Unit in effect immediately prior thereto shall be increased by 25% and the Stock Unit Expiration Date shall be extended by one year. No other adjustment shall be made to the Stock Unit Exercise Price or the Stock Unit Expiration Date as a result of such consolidation, merger, sale, lease or transfer.

    SECTION 6.  NOTICE TO WARRANT HOLDERS.

    6.01 NOTICE OF ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE. Whenever the number of shares of Stock comprising a Stock Unit shall be adjusted pursuant to SECTION 4, the Company shall forthwith obtain a certificate signed by independent accountants of recognized national standing, selected by the Company and reasonably acceptable to the holders of Warrants entitled to purchase a majority of the Stock Units covered by all the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in SECTION 4.05(2) or SECTION 5) and specifying the number of shares of Stock comprising a Stock Unit and (if such adjustment was made pursuant to SECTION 4.01 or SECTION 5) describing the number and kind of any other securities comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within 45 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each Holder of a Warrant in accordance with SECTION 11.02. The Company shall keep at its office or agency, maintained for the purpose pursuant to
SECTION 11.01, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder of a Warrant or any prospective permitted purchaser of a Warrant designated by a Holder thereof.

    6.02 NOTICE OF CERTAIN CORPORATE ACTION.  In case the Company shall propose
(a) to pay any dividend to the holders of its Stock or to make any other distribution to the holders of its Stock, or (b) to offer to the holders of its Stock rights to subscribe for or to purchase any Additional Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, lease, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant, in accordance with SECTION 11.02, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Stock and the number and kind of any other shares of stock which a Holder is entitled in accordance herewith, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by CLAUSE (A) or (B) above at least 10 Business Days prior to the record date for determining holders of the Stock for purposes of such action, and in the case of any other such action, at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Stock, whichever shall be the earlier.

    SECTION 7. RESERVATION AND AUTHORIZATION OF STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY. The Company shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants such number of its authorized but unissued shares of Stock as shall be sufficient to permit the exercise or conversion in full of all outstanding Warrants. All shares of Stock which shall be so issuable, when issued upon exercise of any Warrant and payment of the Exercise Price therefor, or upon such conversion, as the case may be, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

    Before taking any action which would result in an adjustment in the number of shares of Stock issuable under this Warrant or which would cause an adjustment reducing the price per share of common Stock below the then par value, if any, of the shares of common Stock issuable upon exercise of this Warrant, the Company shall take any corporate action which is necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock free and clear of any Liens upon the exercise of this Warrant immediately after the taking of such action.

    Before taking any action which would result in an adjustment in the number of shares of Stock issuable pursuant to this Warrant or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

    If any shares of Stock required to be reserved for issue upon exercise or conversion of this Warrant require registration with any Governmental Authority under any federal or state law (otherwise than in connection with a registration under the Securities Act or applicable state securities laws) before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

    SECTION 8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. (a) In the case of all dividends or other distributions by the Company to the holders of Stock, the Company shall in each such case take such a record of such holders as of the close of business on a Business Day.

    (b) The Company shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrant, unless otherwise required by any applicable federal, state or local law.

    SECTION 9. EXPENSES, TRANSFER TAXES AND OTHER CHARGES. The Company shall pay any and all expenses, transfer taxes (other than income taxes) and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Stock upon exercise or conversion of this Warrant pursuant to SECTION 2. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

    SECTION 10. NO VOTING RIGHTS. Except as expressly provided herein or in the Warrant Agreement, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

    SECTION 11.  MISCELLANEOUS.

    11.01 OFFICE OF THE COMPANY. So long as any of the Warrants remains outstanding, the Company shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at the Company's principal executive office, unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holders of all outstanding Warrants.

    11.02 NOTICES GENERALLY. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with SECTION
6.02 of the Warrant Agreement.

    11.03 AMENDMENTS. The terms of the Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding.

    11.04 RESTRICTIONS ON TRANSFERABILITY. The Warrants and the Warrant Shares shall be transferable only upon compliance with the conditions specified in SECTION 2 of the Warrant Agreement and the Registration Rights Agreement therein referred to, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Shares, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) said
SECTION 2 and said Registration Rights Agreement.

    11.05 GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts executed in and to be fully performed in such State.

    11.06 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company, any creditor of the Company or any other Person.

    SECTION 12. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

    12.01 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Warrant is being acquired and, if this Warrant is exercised, the Stock issuable upon exercise hereof will be acquired, for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

    12.02 INVESTMENT EXPERIENCE. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Stock issuable upon exercise hereof. The Holder also represents it has not been organized solely for the purpose of acquiring the Warrant or the Stock issuable upon exercise hereof.

    12.03 RESTRICTED SECURITIES. The Holder understands that the Warrant being issued hereunder and the Stock issuable upon exercise hereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the Securities Act nor qualified under applicable state securities laws and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

    12.04 ACCREDITED INVESTOR. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

    IN WITNESS WHEREOF, The Company has duly executed this Warrant.


Dated:                                   LAMONTS APPAREL, INC.
      --------------------

                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                               FORM OF ASSIGNMENT

                 (To be executed by the registered holder hereof)

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within certificate with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

Name of Assignee                Address               Number of Stock Units
----------------                -------               ---------------------


Dated:
      ------------------------

                                        -----------------------------------

                                FORM OF EXERCISE

                   (To be executed by the registered holder hereof)

    The undersigned hereby exercises this Warrant to subscribe for and purchase ____________ Stock Units of Lamonts Apparel, Inc. covered by the within certificate and herewith makes payment therefor in full. Kindly issue certificates and/or other instruments covering Stock Units in accordance with the instructions given below. A new Warrant for the unexercised balance of the Stock Units covered by the within certificate, if any, will be registered in the name of the undersigned.

    In exercising its rights to purchase such Stock, the undersigned hereby confirms the investment representations made in SECTION 12 of the Warrant.

Dated:
      ----------------------------

                                       --------------------------------------

Instructions for registration
of Stock Units


----------------------------------
   Name (please print)

Social Security or Other Identifying
Number:

Address:

---------------------------------
   Street


---------------------------------
   City, State and Zip Code

                                JOINDER AGREEMENT

    JOINDER AGREEMENT, dated the date set forth below, between LAMONTS APPAREL, INC., a Delaware corporation ("the Company") and the undersigned stockholder or warrant holder of the Company.

    A. Reference is made to that certain Warrant Agreement dated as of ___________, 1997 (as modified and supplemented and in effect from time to time, the "WARRANT AGREEMENT"), between the Company and Holder and to the Registration Rights Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Warrant Agreement.

    B. The Warrant Agreement requires that certain transferees of shares of Stock or Warrants execute and deliver to the Company and each Holder this Joinder Agreement.

    In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby acknowledges receipt of copies of the Warrant Agreement and the Registration Rights Agreement and agrees: (a) to be bound by the terms and provisions of the Warrant Agreement and the Registration Rights Agreement as though [he/she/it] were an original party thereto; and
(b) to be treated as a [Stockholder/Holder] [Existing Stockholder] for all purposes thereof.

    IN WITNESS WHEREOF, the undersigned has signed this Joinder Agreement on the date set forth below.

Date:
     --------------------          ------------------------------------------
                                   Description of transferred securities, name of transferor, and date of transfer:

                                   ------------------------------------------

                                   ------------------------------------------

Acknowledged and Agreed to as
of the date written above:

LAMONTS APPAREL, INC.

By
  ---------------------------
  Name:
  Title:

                                     TAB 5


                    FORM OF NEW COMMON STOCK CERTIFICATE




















                                     TAB 5

NUMBER                                                                  SHARES

                                    CLASS A
                                 COMMON STOCK



THIS CERTIFIES THAT _________________________________________________________
is the owner of _______________________________________________________ shares of the CLASS A COMMON STOCK of LAMONTS APPAREL, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

    The corporation will furnish without charge to each stockholder who so requests, a copy of the certificate of incorporation of Lamonts Apparel, Inc., as amended and restated from time to time, which sets forth the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________________, A.D. 19__.



--------------------------------                 ----------------------------
        SECRETARY/TREASURER                              PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -.........Custodian...............under
                     (Cust)             (Minor)
                   Uniform Gifts to Minors Act...........
                                                (State)

Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------
|                             |
----------------------------------------------------------------------

----------------------------------------------------------------------
SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED _____________, 19__

          IN PRESENCE OF

---------------------------------


 NOTICE THE SIGNATURE OF THIS ASSIGNMENT
 MUST CORRESPOND WITH THE NAME AS WRITTEN
UPON THE FACE OF THE CERTIFICATE, IN EVERY
    PARTICULAR, WITHOUT ALTERATION OR
   ENLARGEMENT, OR ANY CHANGE WHATEVER

                                     TAB 6


               FORM OF NEW SPECIAL VOTING COMMON STOCK CERTIFICATE




















                                     TAB 6

NUMBER                                                                  SHARES

                                    CLASS B
                                 COMMON STOCK



THIS CERTIFIES THAT __________________________________________________________
is the owner of _______________________________________________________ shares of the CLASS B COMMON STOCK of LAMONTS APPAREL, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

    The corporation will furnish without charge to each stockholder who so requests, a copy of the certificate of incorporation of Lamonts Apparel, Inc., as amended and restated from time to time, which sets forth the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________________, A.D. 19__.






-------------------------------                    ---------------------------
      SECRETARY/TREASURER                                  PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -.........Custodian...............under
                     (Cust)             (Minor)
                   Uniform Gifts to Minors Act...........
                                                (State)

Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------
|                             |
----------------------------------------------------------------------

----------------------------------------------------------------------
SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED _____________, 19__

          IN PRESENCE OF

---------------------------------


 NOTICE THE SIGNATURE OF THIS ASSIGNMENT
 MUST CORRESPOND WITH THE NAME AS WRITTEN
UPON THE FACE OF THE CERTIFICATE, IN EVERY
    PARTICULAR, WITHOUT ALTERATION OR
   ENLARGEMENT, OR ANY CHANGE WHATEVER

                                     TAB 7


                       GRANT OF REGISTRATION RIGHTS




















                                     TAB 7

                             GRANT OF REGISTRATION RIGHTS

    Lamonts Apparel, Inc., a Delaware corporation as reorganized pursuant to Chapter 11, Title 11 of the United States Code (the "Company"), hereby grants to each Holder (as hereinafter defined), effective as of the Effective Date (as defined in the Plan of Reorganization of the Company (the "Plan"), as confirmed by order of the United States Bankruptcy Court for the Western District of Washington) the registration rights provided for herein.

    SECTION 1.     DEFINITIONS.

    As used herein, the following terms shall have the following meanings:

    "ADVICE" has the meaning set forth in Section 5.

    "AFFILIATE" means, with respect to any specified Person, any other Person who, directly or indirectly through one or more intermediaries, (a) controls, is controlled by, or is under common control with such specified Person, (b) serves as trustee or in a similar fiduciary capacity for such specified
Person or (c) acts as investment manager or adviser for such specified person.

    "BUSINESS DAY" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

    "CLASS A/B HOLDER" means each holder of a Class 4 Claim and/or a Class 5 Interest under the Plan which, together with its Affiliates, directly or indirectly, beneficially owns in excess of ten percent (10%) of the issued and outstanding shares of Common Stock on the Effective Date, and "CLASS A/B HOLDERS" shall refer to all such Persons collectively.

    "CLASS C HOLDER" means ___________________________.

    "CLASS A WARRANTS" means the Class A Warrants to purchase Common Stock issued to Class A/B Holders in accordance with the Plan.

    "CLASS B WARRANTS" means the Class B Warrants to purchase Common Stock issued to Class A/B Holders in accordance with the Plan.

    "CLASS C WARRANTS" means the Class C Warrants to purchase Common Stock issued to the Class C Holder in accordance with the Plan.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON SHARES" means the shares of Common Stock held by the Holders.

    "COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of the Company.

    "COMPANY" has the meaning set forth in the first paragraph hereof and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

    "CONTROLLING PERSONS" has the meaning set forth in Section 8(a).

    "EFFECTIVE DATE" has the meaning set forth in the first paragraph.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

    "HOLDER" means (a) the Class A/B Holders, (b) the Class C Holder and (c) each Person to whom any such holder transfers Registrable Securities if either (i) after giving effect to such transfer such Person (together with its Affiliates and together with any Persons who are members of a "group" (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) with such Person), directly or indirectly, beneficially owns ten percent (10%) or more of the issued and outstanding shares of Common Stock as of the date of such transfer, or (ii) such Person has not met with respect to such Registrable Securities the holding period requirement of Rule 144(k) promulgated under the Securities Act (or any successor provision).

    "HOLDERS' COUNSEL" means (a) in the case of the Class A/Class B Holders, Goodwin, Procter & Hoar or any successor counsel selected from time to time by holders of a majority in interest of Registrable Securities then outstanding and beneficially owned by the Class A/Class B Holders and (b) in the case of the Class C Holder, Goulston & Storrs or any successor counsel selected from time to time by the Class C Holder; PROVIDED that, for any successor counsel under either clause (a) or (b) immediately above to be deemed "Holders' Counsel" for purposes of this Grant of Registration Rights, the Company shall have received written notice from the relevant Holders specifying the identity and address of any such successor counsel.

    "INSPECTORS" has the meaning set forth in Section 4(m).

    "LOCK-UP REQUEST" has the meaning set forth in Section 10.

    "NASD" has the meaning set forth in Section 4(q).

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    "PIGGY-BACK REGISTRATION" has the meaning set forth in Section 3(a).

    "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

    "QUALIFIED INVESTOR" means a Person who, pursuant to a transaction approved by the Company's Board of Directors (including a majority of the disinterested directors) acquires Common Stock (or securities convertible into Common Stock) representing at least thirty-five percent (35%) of the Common Stock issued and outstanding immediately following such transaction.

    "RECORDS" has the meaning set forth in Section 4(m).

    "REGISTRABLE SECURITIES" means, collectively, the Common Shares, the Warrants and the Warrant Shares until such time as such Registrable Securities are held by a Person who (a) (together with its Affiliates and together with any Persons who are members of a "group" (within the meaning of Section 13 of the Exchange

Act and the rules and regulations promulgated thereunder) with such Person), directly or indirectly, beneficially owns less than ten percent (10%) of the issued and outstanding shares of Common Stock and (b) has met with respect to such Registrable Securities the holding period requirement of Rule 144(k) promulgated under the Securities Act or any successor provision.

    "REGISTRATION EXPENSES" has the meaning set forth in Section 7.

    "REGISTRATION STATEMENT" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Grant of Registration Rights (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

    "RULE 144A" has the meaning set forth in Section 9(b).

    "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

    "SHELF REGISTRATION" has the meaning set forth in Section 2(a).

    "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a).

    "SUSPENSION NOTICE" has the meaning set forth in Section 5.

    "SUSPENSION PERIOD" has the meaning set forth in Section 5.

    "TARGET EFFECTIVE DATE" means the date forty-five (45) days after the Effective Date.

    "TARGET EFFECTIVE PERIOD" has the meaning set forth in Section 2(a).

    "WARRANTS" means, collectively, the Class A Warrants, the Class B Warrants and the Class C Warrants.

    "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants held by the Holders.

    SECTION 2.  SHELF REGISTRATION.

    (a) FILING; EFFECTIVENESS. If, as of the Target Effective Date, a shelf registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities (a "Shelf Registration") is not effective or the effectiveness thereof has been suspended, then the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be effective as soon as practicable. Once the Shelf Registration Statement is effective, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period (the "Target Effective Period") ending on the date on which no Registrable Securities are outstanding. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the registration form used by the Company for such Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment if required) by any Holder of Registrable Securities to which such Shelf Registration Statement relates, but only to the extent such request relates to information with respect to such Holder, and the Company agrees to furnish to each Holder, Holders' Counsel and any managing underwriter copies of any such supplement or amendment. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement no later than 10 Business Days prior to the expected effective date of such Shelf Registration Statement.

    (b)  LIQUIDATED DAMAGES.

         (i) If the Shelf Registration Statement has not been filed or is filed but has not become effective (other than as a result of the action or inaction of any Holder) on or before the Target Effective Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 500 Common Shares of (or in the case of any Warrant, per 500 Warrant Shares) per week beginning on the Target Effective Date. If the ineffectiveness of the Shelf Registration Statement shall not have been cured within 90 days after the Target Effective Date, the weekly liquidated damages shall increase to $.20 per 500 Common Shares (or in the case of any Warrant, per

    500 Warrant Shares). If the ineffectiveness of the Shelf Registration Statement shall not have been cured within 180 days after the Target Effective Date, the weekly liquidated damages shall increase to $.30 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares).

         (ii) If during the Target Effective Period a stop order is imposed, for any other reason the effectiveness of the Shelf Registration Statement is suspended or there is a Suspension Period exceeding the length of time permitted by Section 5 hereof or not otherwise permitted by Section 5 hereof, then the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares) per week beginning on the date of such stop order, the date of such other suspension of effectiveness or the date on which such Suspension Period failed to comply with Section 5 hereof, as the case may be. If the stop order, other suspension of effectiveness of the Shelf Registration Statement or excessive or impermissible Suspension Period shall not have been cured within 90 days after such stop order was imposed, the effectiveness of such Shelf Registration Statement was otherwise suspended or the Suspension Period failed to comply with Section 5 hereof, as the case may be, the weekly liquidated damages shall increase to $.20 per 500 Common Shares (or in the case of any Warrant, per 500 Warrant Shares). If the stop order, other suspension of effectiveness of the Shelf Registration Statement or excessive or impermissible Suspension Period shall not have been cured within 180 days after such stop order was imposed, the effectiveness of such Shelf Registration Statement was otherwise suspended or the Suspension Period failed to comply with
    Section 5 hereof, as the case may be, the weekly liquidated damages shall increase to per 500 Common Shares (or in the case of any Warrant, $.30 per 500 Warrant Shares).

         (iii) The liquidated damages to be paid to Holders pursuant to this Section 2(b) shall begin to accrue on the date on which such liquidated damages are triggered as set forth above occurs and shall cease to accrue on (A) the day after the Shelf Registration Statement is declared effective, (B) the day after the reinstatement of effectiveness of the Shelf Registration Statement or (C) the day after any excessive or impermissible Suspension Period ends, as the case may be.

         (iv) The Registrable Securities with respect to which liquidated damages shall accrue and be payable in accordance with this Section 2(b) shall be those Registrable Securities held by the Holders which are included or proposed to be included in the Shelf Registration Statement and which have not been sold prior to the occurrence of the event triggering such liquidated damages. The Company shall pay the liquidated damages due with respect to any Registrable Securities at the end of each week during which such damages accrue. Liquidated damages shall be paid to the Holders of Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated in writing by such Holders or by check, if not so designated.

         (v) The parties hereto agree that the liquidated damages provided for in this Section 2(b) constitute a reasonable estimate of the damages that will be suffered by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be declared effective and/or remain effective, in accordance with this Grant of Registration Rights.

    (c) EFFECTIVE REGISTRATION. A registration will not be deemed to have been effected as a Shelf Registration unless the Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Grant of Registration Rights with respect thereto. If a Shelf Registration is deemed not to have been effected (other than as a result of the action or inaction of any Holder), then the Company shall continue to be obligated to effect a Shelf Registration pursuant to this Section 2.

    (d) SELECTION OF UNDERWRITER. If the Holders so elect, the offering of Registrable Securities pursuant to a Shelf Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Shelf Registration Statement shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

    SECTION 3.     PIGGY-BACK REGISTRATION.

    (a) REQUEST FOR REGISTRATION. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), and the form of registration statement to be used permits the registration of Registrable Securities, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as reasonably practicable (but in no event less than 30 days before the anticipated effective date), and such notice shall offer such Holders the opportunity to register such Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) within 20 days after the date such notice is received by such Holder from the Company (a "Piggy-Back Registration"). The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on substantially the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3 by giving written notice to the Company of such withdrawal no later than 10 Business Days prior to the anticipated effective date. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

    (b) REDUCTION OF OFFERING. If the managing underwriter or underwriters of an underwritten offering with respect to which Piggy-Back Registration has been requested as provided in Section 3(a) hereof shall have informed the Company, in writing, that in the opinion of such underwriter or underwriters the total number of shares which the Company, Holders of Registrable Securities and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering (including without limitation any material decrease in the proposed public offering price), then the number of shares to be offered for the account of all Persons (other than the Company and any executive officers of the Company) participating in such registration shall be reduced or limited (to zero if necessary) PRO RATA in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters; provided that if such registration is being effected pursuant to the exercise of demand registration rights by a Qualified Investor, then the number of shares to be offered for the account of all Persons (other than the Qualified Investor, the Company and any executive officers of the Company) participating in such registration shall be reduced or limited (to zero if necessary) PRO RATA in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

    No registration effected under this Section 3, and no failure to effect a registration under this Section 3 shall relieve the Company of its obligation to effect a Shelf Registration pursuant to Section 2 hereof. No failure to effect a registration under this Section 3 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Grant of Registration Rights, including without limitation, the Company's obligations under Sections 7 and 8 hereof.

    SECTION 4.     REGISTRATION PROCEDURES.

    In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Grant of Registration Rights, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as reasonably practicable, and in connection therewith:

         (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding for purposes of this Section 4(a) documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such docu-ments proposed to be filed at least 10 Business Days prior thereto, which documents will be subject to the reasonable review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Selling Holders of at least a majority in interest of the Registrable Securities (the "Objecting Party") shall reasonably object pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice") and no later than 5 Business Days after receipt of the documents to which the Objection Notice relates. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

         (c) The Company shall promptly furnish to any Holder and the underwriters, if any, without charge, such reasonable number of conformed copies of each Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

         (d) The Company shall, (i) on or prior to the date on which a Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder, Holders' Counsel or underwriter requests; (ii) do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder; and (iii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective in accordance with the provisions of this Grant of Registration Rights; PROVIDED, HOWEVER, that the Company shall not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (y) to file any general consent to service of process.

         (e) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

         (f) The Company shall promptly notify each Holder, Holders' Counsel and any underwriter in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) The Company shall make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days (90 days in the event it relates to a fiscal year) after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

         (h) The Company shall promptly use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

         (i) The Company shall, if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters reasonably requests, or Holders' Counsel reasonably requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

         (j) The Company shall, as promptly as practicable after filing with the Commission any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Holders.

         (k) The Company shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may reasonably request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

         (l) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters retained by the Holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities.

         (m) The Company shall promptly make available to each Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; PROVIDED that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this paragraph if (1) the Company believes, after consultation with counsel for the Company and Holders' Counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) either (i) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (ii) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such informa-tion with respect to (i) or (ii) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions reasonably acceptable to the Company; and PROVIDED, FURTHER that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

         (n) In the case of any underwritten public offering, the Company shall furnish to each Holder and to each underwriter a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

         (o) The Company shall, on or prior to the effective date of any Registration Statement, cause the Common Stock to be authorized for quotation and/or listing, as applicable, on either (i) the New York Stock Exchange, (ii) the American Stock Exchange, (iii) the National Market System of the NASDAQ Stock Market or (iv) in the event that the Common Stock is not, following the exercise of reasonable best efforts by the Company, eligible for listing on any exchange or quotation system described in the preceding clauses (i), (ii) and (iii), such other exchange or quotation system for which the Common Stock is eligible for listing as a majority in interest of the Holders may approve, which approval shall not be unreasonably withheld.

         (p) The Company shall provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement.

         (q) The Company shall cooperate with each Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

         (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (s) The Company shall appoint a transfer agent and registrar for all the shares of Common Stock covered by a Registration Statement not later than the effective date of such Registration Statement.

         (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

    SECTION 5.  SUSPENSION PERIOD.

    In the case of a Shelf Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(f)(v), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED, HOWEVER, that (w) the Company shall not give a Suspension Notice until after the Shelf Registration Statement has been declared effective, (x) the Company shall not give more than two Suspension Notices during any period of twelve consecutive months,
(y) in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 4(f) (the "Suspension Period") exceed 45 days and (z) in no event shall the aggregate length of all Suspension Periods during any period of twelve consecutive months exceed 60 days. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable and (ii) immediately following expiration of the Suspension Period, the Company shall, to the extent necessary, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 6.     HOLDER INFORMATION.

     If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right, to the extent permitted by law, to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

    SECTION 7.     REGISTRATION EXPENSES.

    Any and all expenses incident to the Company's performance of or compliance with this Grant of Registration Rights, including without limitation all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and reasonable expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of one counsel for all underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all reasonable expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Grant of Registration Rights, the fees and expenses incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any special audit or comfort letters) Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, the reasonable fees and disbursements of Holders' Counsel (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Registration Statement to which such expenses relate becomes effective; PROVIDED, HOWEVER, that Registration Expenses shall not include underwriting fees, discounts or commissions attributable to the sale or disposition of Registrable Securities.

    SECTION 8.     INDEMNIFICATION AND CONTRIBUTION.

    (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any reasonable legal or other fees and expenses actually incurred in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for use therein.

    (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, its directors, officers, stockholders, employees, agents, attorneys, and investment advisers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with its Controlling Person, from and against all Damages to which the Company and any Controlling Persons may become subject under the Securities Act insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act (including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent that such Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for inclusion therein; PROVIDED, HOWEVER, that such selling Holder shall not be liable in any such case to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such selling Holder to the Company expressly for such purpose.

    (c) INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or
(b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more legal defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a legal conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the reasonable expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which will not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent (which will not be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an uncondi-tional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) CONTRIBUTION. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

    If indemnification is available under paragraph (a) or (b) of this
Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

    The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this
Section 8 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred

(and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    SECTION 9.

    (a) RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

    (b) RULE 144A. Upon the request of any Holder, the Company shall deliver to such holder within 20 days following receipt by the Company of such request, the information required by Section (d)(4) of Rule 144A under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A.

    SECTION 10.    MISCELLANEOUS.

    (a)  AMENDMENTS AND WAIVERS.  The provisions of this Grant of
Registration Rights, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority in interest of the Registrable Securities then outstanding.

    (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid or courier to any Holder, at such Holder's address as set forth in the Company's books or, if to the Company, to Lamonts Apparel, Inc., 12413 Willows Road N.E., Kirkland, WA 98034 (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

    (c) SUCCESSORS AND ASSIGNS. This Grant of Registration Rights shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities. If any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Grant of Registration Rights, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits hereof.

    (d) HEADINGS. The headings in this Grant of Registration Rights are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (e) GOVERNING LAW. This Grant of Registration Rights shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

    (f) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

    (g) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Grant of Registration Rights or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees and expenses in addition to any other available remedy.

    (h) FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Grant of Registration Rights and the transactions contemplated hereby.

    (i) REMEDIES. Except as provided in Section 2 hereof with respect to liquidated damages, in the event of a breach or a threatened breach by the Company of its obligations under this Grant of Registration Rights, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Grant of Registration Rights or to injunctive relief, in addition to being entitled to exercise all rights granted by law. Except as otherwise provided in Section 2 hereof with respect to liquidated damages, the parties agree that the provisions of this Grant of Registration Rights shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, is inadequate and that any objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

    (j) REGISTRATION RIGHTS TO OTHERS. The Company shall not provide to any holder of its securities (other than a Qualified Investor) registration rights with respect to the registration of such securities under the Securities Act; provided that the Company may grant "piggyback" registration rights which are not senior in priority to the rights of Holders of Registrable Securities pursuant to Section 3 hereof.

    (m) LIMITATION OF LIABILITY. The Company hereby acknowledges and agrees that the obligations of this Grant of Registration Rights are not binding upon any of the partners, trustees, officers, employees, beneficiaries or shareholders of any Holder individually, but are binding only upon the assets and property of such Holder. The Company agrees that no beneficiary, employee, shareholder, trustee or officer of any Holder may be held personally liable or responsible for any obligations of such Holder arising out of this Grant of Registration Rights. With respect to obligations of any such Holder arising out of this Grant of Registration Rights, the Company shall look for payment or satisfaction of any claim solely to the assets and property of such Holder. With respect to any Holder which is a portfolio of a Massachusetts business trust, the Company is expressly put on notice that the rights and obligations of each series of shares of such Holder under its Declaration of Trust are separate and distinct from those of any and all other series. Each Holder hereby acknowledges and agrees that the obligations of the Company under this Grant of Registration Rights are not binding upon any of the directors, employees, officers or shareholders of the Company individually, and that no such person may be held personally liable or responsible for any obligations of the Company arising out of this Grant of Registration Rights.

    SECTION 11.    BINDING ARBITRATION.

    Any dispute arising out of or relating to this Grant of Registration Rights shall be finally settled by arbitration pursuant to the JAMS/ENDISPUTE Comprehensive Arbitrators Rules and Procedures then in effect (the "Rules"), as modified by this Section 11. Within fifteen (15) Business Days following the request of any party to submit a dispute to arbitration, the parties shall select a retired judge or other neutral third party mutually acceptable to the parties to serve as the sole arbitrator of the dispute. In the event the parties are unable to select a mutually acceptable arbitrator within such fifteen day period, the JAMS/ENDISPUTE administrator (the "Administrator") shall select the arbitrator. Each arbitrator selected hereunder will disclose to each party any conflict of interest or potential conflict of interest and, if any such conflict or potential conflict exists, the Administrator shall, unless otherwise agreed to by the parties, select a different arbitrator. The parties will be bound by the arbitrator's determination(s), which will constitute a final, binding and non-appealable adjudication on the merits. The arbitration shall be conducted in the State of Washington at a location to be determined by the arbitrator. The prevailing party(ies) in any arbitration hereunder will be entitled to recover all costs, including reasonable attorneys' fees, charges and disbursements from the opposing party(ies). Judgment on any arbitration award may be entered in any court having jurisdiction. It is the intent of the parties that the arbitration be conducted and the dispute resolved in as expeditious a manner as reasonably possible consistent with the Rules.

                     [Remainder of Page Intentionally Left Blank]

                                     TAB 8


                         EMPLOYEE STOCK OPTION PLAN




















                                     TAB 8

                                LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

                                 LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

SECTION                                                                   PAGE
-------                                                                   ----

1.  Purpose; Grants of Options; Construction . . . . . . . . . . . . . . . . 1

2.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

4.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

5.  Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . . . . 8

6.  Specific Terms of Options. . . . . . . . . . . . . . . . . . . . . . . . 9

7.  Change in Control Provisions . . . . . . . . . . . . . . . . . . . . . .11

8.  Loan Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

9.  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

         1.   PURPOSE; TYPES OF OPTIONS; CONSTRUCTION.

         The 1998 Stock Option Plan (the "Plan") of Lamonts Apparel, Inc. (the "Company") is adopted pursuant to the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on ________, 1998, and shall be effective as of the "Effective Date" as defined in the Reorganization Plan. The purpose of the Plan is to afford an incentive to selected employees, consultants and directors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, nonqualified stock options may be granted under the Plan. The Plan also provides the authority to make loans to purchase Stock Option shares. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section
207) regarding the purchase of shares on margin and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

         2.   DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "Affiliate" means any entity if, at the time of granting of an Option or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

              (b) "Aggregate Equity Trading Value" shall have the meaning set forth in the Warrant Agreement.

              (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

              (d) "Board" means the Board of Directors of the Company.

              (e) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                   (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock or (D) as a result of the exercise of warrants issued under the Warrant Agreement), becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                   (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of Section 2(e)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                   (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

                   (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

              (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (g) "Committee" means the Board or the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

              (h) "Company" means Lamonts Apparel, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

              (i) "Employment Agreements" means those certain employment agreements between each of Messrs. Schlesinger and Rothschild and the Company in effect on the Effective Date.

              (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair

Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

              (l) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

              (m) "NQSO" means any Option that is designated as a nonqualified stock option.

              (n) "Option" means a right, granted to an Optionee under Section 6, to purchase shares of Stock.

              (o) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

              (p) "Optionee" means a person who, as a director, employee or consultant of the Company, a Subsidiary or an Affiliate, has been granted an Option under the Plan.

              (q) "Plan" means this Lamonts Apparel, Inc. 1997 Stock Option Plan, as amended from time to time.

              (r) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

              (s) "Stock" means shares of the Class A Common Stock, par value $.01 per share, of the Company.

              (t) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

              (u) "Warrant Agreement" means that certain Warrant Agreement, dated as of ______, 1998, between the Company and ______, as Warrant Agent, adopted pursuant to the Reorganization Plan.

         3.   ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan or the Reorganization Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and make Loans; to determine the persons to whom and the time or times at which Options shall be granted and Loans shall be made; to determine number of Options to be granted and the amount of any Loan, the number of shares of Stock to which an Option may relate and the terms, conditions and performance criteria (if any) relating to any Loan; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Option or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any shareholder.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted or Loan made hereunder.

         4.   ELIGIBILITY.

         Options and Loans may be granted to selected employees, consultants and directors (including directors who are employees of the Company) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee, but subject to the requirements of the Reorganization Plan.
In determining the persons to whom Options and Loans shall be granted and the amount of any Loan (including the number of shares and exercise price to be covered by such Option), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

         5.   STOCK SUBJECT TO THE PLAN.

         One Million-Seven Hundred Eight Thousand-Seven Hundred-Twenty Nine shares of Stock shall be reserved for issuance upon exercise of Options granted under the Plan, of which (i) up to a maximum of 1,333,729 shares shall be available for issuance upon exercise of Options distributed as set forth on Exhibit A hereto and otherwise in accordance with the Employment Agreements and
(ii) 375,000 shares shall be reserved for issuance upon exercise of additional options, if, and to the extent, the Committee determines that such reservation of additional shares is in the best interest of the Company (subject to
adjustment as provided herein).   Such shares may, in whole or in part, be
authorized but unissued shares of Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

         If any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as are reasonably necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the grant or exercise price relating to any Option. There shall be no change or adjustment whatsoever to any Option granted hereunder as a result of the exercise of any warrants issued pursuant to the Warrant Agreement.

         6.   SPECIFIC TERMS OF OPTIONS.

              (a) GENERAL. The term of each Option shall be for such period as may be determined by the Committee. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Notwithstanding anything to the contrary contained herein, and without any effect resulting from subsequent amendments to the Plan in accordance with Section 9(d) hereof, Options to purchase 1,333,729 shares of Stock shall be granted as set forth on Exhibit A hereto and otherwise in accordance with the terms of the Management Agreements. No single individual may be granted options hereunder to purchase more than 800,000 shares of Stock during any calendar year during the term of the plan.

              (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value (based on the Fair Market Value of such Stock) equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

              (c) TERM AND EXERCISABILITY OF OPTIONS. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; PROVIDED THAT the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, the number of protective Options set forth on Exhibit A which may be exercised by any holder shall bear the same proportion (based on the total number of protective Options granted to such holder) to the number of base Options set forth on Exhibit A that have been exercised by such holder (based on the total number of base Options granted to such holder). An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

              (d) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Optionee is then a director of, in the employ of, or then maintains a consulting relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT the Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

              (e) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

         7.   CHANGE IN CONTROL PROVISIONS.  In the event of a Change in
Control (unless otherwise determined by the Committee prior to the occurrence of such Change in Control):

              (a) any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

              (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Option granted under the Plan shall lapse and such Options shall be deemed fully vested, and any performance conditions imposed with respect to Options shall be deemed to be fully achieved.

         8. LOAN PROVISIONS. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations including, but not limited to, the requirements of Regulation G (12 C.F.R. Section 207), the Committee shall have the authority to make Loans to Optionees (on such terms and conditions as the Committee shall determine), to enable such Optionees to purchase shares issuable upon the exercise of Options. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

         9.   GENERAL PROVISIONS.

              (a) NONTRANSFERABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

              (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Option granted or Loan made or any Option Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as a consultant of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment or consulting relationship.

              (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to an

Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

              (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED THAT, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option or Loan theretofore granted under the Plan or the Reorganization Plan.

              (e) NO RIGHTS TO OPTIONS OR LOANS; NO SHAREHOLDER RIGHTS. No Optionee shall have any claim to be granted any Option or Loan under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to him for such shares.

              (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Optionee pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

              (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (h) REGULATIONS AND OTHER APPROVALS.

                   (I) The obligation of the Company to sell or deliver Stock with respect to any Option granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                   (II) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no such Option shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                   (III) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Optionee is acquired for investment only and not with a view to distribution.

              (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

              (j) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall take effect on the Effective Date.
per share.

                                                                                              EXHIBIT A

                                     BASE                  PROTECTIVE                 PROTECTIVE
                                    OPTIONS               OPTIONS (1)(5)             OPTIONS (2)(5)              TOTAL NEWS
         Recipient                                                                                                EMPLOYEE
                                    INITIAL                   INITIAL                    INITIAL                Stock Options
                                 EXERCISE PRICE           EXERCISE PRICE             EXERCISE PRICE
                                     $1.00                     $.01                       $.01

          Alan R.                   600,000                   146,888                     53,349                   800,237
      Schlesinger (3)


         Loren R.                   150,000                   36,722                     13,337                    200,059
      Rothschild (3)


         Debbie A.                   60,000                   14,689                      5,335                    80,024
      Brownfield (3)

      E.H. Bulen (3)                 50,000                   12,241                      4,446                    66,686

          Gary A.                    30,000                    7,344                      2,667                    40,012
      Grossblatt (3)

        Others (4)                  110,000                   26,929                      9,781                    146,710

          Totals                   1,000,000                  244,813                    88,915                   1,333,728



(1) Exercisable on the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million.

(2) Exercisable on the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million.

(3) Warrants and options will vest 50% on the Effective Date, 25% on the first anniversary of the Effective Date, and 25% on the second anniversary of the Effective Date.

(4) To be granted to employees (other than Messrs. Schlesinger and Rothschild)


    from time to time, in such amounts, and subject to such terms (including vesting), as management shall determine.

(5) The number of protective Options which may be exercised by any holder shall bear the same proportion (based on the total number of protective Options granted to such holder) to the number of base Options that have been exercised by such holder (based on the total number of base Options granted to such holder).

The grants of the foregoing Options shall be governed by the terms of the Employee Non-Qualified Stock Option Agreement attached hereto as Exhibit B.

                                                                      EXHIBIT B

                    EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT


         NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of the ________ day of ________, 1998, by and between Lamonts Apparel, Inc., a Delaware corporation (the "Company"), and ________, [an employee, consultant or director] of the Company or any Subsidiary or Affiliates of the Company
(the "Optionee").

         Pursuant to the Lamonts Apparel, Inc. 1998 Stock Option Plan, (the "Plan"), the Committee has determined that the Optionee is to be granted a Non-Qualified Stock Option (the "Option") to purchase shares of the Company's common stock, par value $.01 per share (the "Stock"), on the terms and conditions set forth herein, and hereby grants such Option. It is intended that the Option not constitute an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
 Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

         1. NUMBER OF SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase:

         (1) [X] shares of Stock (the "Basic Option Shares"), at a price (the "Basic Option Price") of $1.00 per share, which is not less than the par value of the Option Shares as of the date hereof;

         (2) [X - 0.244813] shares of Stock (the "Option I Shares"), at a price (the "Option I Price") of $.01 per share; and

         (3) [X - 0.088915] shares of Stock (the "Option II Shares"), at a price (the "Option II Price") of $.01 per share.

         2. PERIOD OF OPTION. The term of the Option and of this Option Agreement shall commence on the date hereof (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Option Agreement, shall terminate no later than the expiration of ten years from the Date of Grant. Upon termination of the Option, all rights of the Optionee hereunder shall cease.

         3.  CONDITIONS OF EXERCISE.

         (1) Subject to the provisions of paragraphs (b) and (c) of this
Section 3, the Option may be exercised

             (A) with respect to 50% of the Basic Option Shares, the Option I Shares and the Option II Shares, as of the Date of Grant;

             (B) with respect to 75% of the Basic Option Shares, the Option I Shares and the Option II Shares, as of the first anniversary of the Date of Grant; and

             (C) with respect to 100% of the Basic Option Shares, the Option I Shares and the Option II Shares, as of the second anniversary of the Date of Grant.

         (2) Notwithstanding the foregoing, (i) the Option may not be exercised with respect to the Option I Shares prior to the first date on which the Aggregate Equity Trading Value equals or exceeds $20,000,000, (ii) the Option may not be exercised with respect to the Option II Shares prior to the first date on which the Aggregate Equity Trading Value equals or exceeds $25,000,000 and (iii) the number of Option I Shares and Option II Shares which may be purchased by the Optionee upon exercise of the Option shall bear the same proportion (based on the total number of Option I Shares and Option II Shares that the Optionee is entitled to purchase upon exercise of the Option as originally granted) to the number of Basic Option Shares that have been purchased by the Optionee (based on the total number of Basic Option Shares the Optionee is entitled to purchase upon exercise of the Option as originally granted).

         (3) The right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time up to ten years from the Date of Grant, but only during the period and to the extent in which such Option remains exercisable as herein provided.

         4. NONTRANSFERABILITY OF OPTION. The Option and this Option Agreement shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in the Employee Retirement Income Security Act of 1974; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's legal representative.

         5. ANTI-DILUTION ADJUSTMENTS. If any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as are reasonably necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the grant or exercise price relating to any Option.

         6. TERMINATION BY DEATH. If the Optionee's employment with the Company or any Subsidiary of the Company terminates by reason of death, the Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, but only to the extent the Option is exercisable at the time of death, for a period of twelve (12) months or until the expiration of the stated term of such Option, whichever period is shorter.

         7. TERMINATION BY REASON OF DISABILITY. If the Optionee's employment with the Company or any Subsidiary of the Company terminates by reason of disability, the Option may thereafter be exercised, but only to the extent exercisable at the time of such termination, for a period of twelve
(12) months from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter; PROVIDED, HOWEVER, that if the Optionee dies within such twelve-month period and prior to the expiration of the stated term of the Option, the Option may thereafter be exercised, but only to the extent exercisable at the time of termination for disability, for a period of twelve (12) months from the date of death or until the expiration of the stated term of the Option.

         8. OTHER TERMINATION. If the Optionee's employment with the Company or any Subsidiary of the Company terminates for any reason other than death or disability, the Option may be exercised, but only to the extent exercisable at the time of such termination, until the earlier to occur of
(A) three (3) months from the date of such termination or (B) the expiration of the term of the Option.

         9. NOTICES. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the Optionee's address hereinbelow set forth or such other address as the Optionee may designate in writing to the Company, or to the Company: Attention: Debbie Brownfield (or her designee), at the Company's address or such other address as the Company may designate in writing to the Optionee.

        10. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        11. GOVERNING LAW. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

        12. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan.

        13. AMENDMENTS. This Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

                                          LAMONTS APPAREL, INC.


                                          By:
                                              -----------------------------
                                              Name:
                                              Title:


                                          The undersigned hereby accepts and
                                          agrees to all the terms and provisions
                                          of the foregoing Option Agreement and
                                          to all the terms and provisions of the
                                          Plan herein incorporated by reference.


                                          ---------------------------------
                                                      Optionee


                                          ---------------------------------

                                          ---------------------------------
                                                      Address

                                     TAB 9


                 AMENDED AND RESTATED EMPLOYMENT AGREEMENTS




















                                     TAB 9

                      AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of ________________ ___, 1998, is by and between Lamonts Apparel, Inc., a Delaware corporation (the "Company"), and Alan Schlesinger ("Executive").

         WHEREAS, this Agreement, which amends and restates the Employment Agreement, dated as of April 18, 1995 (the "Existing Employment Agreement"), between executive and the Company, is being entered into in connection with the Company's Plan of Reorganization (the "Plan of Reorganization" or "Plan");

         WHEREAS, the Plan of Reorganization provides, among other things, for the continued employment of Executive after confirmation of the Plan of Reorganization and dismissal of the Company's Chapter 11 case (the "Bankruptcy Case") under Chapter 11 of the United States Bankruptcy Code;

         WHEREAS, the Plan was confirmed by order entered on [    ] by the
United States Bankruptcy Court for the Western District of Washington at Seattle and the Bankruptcy Case has been dismissed; and

         WHEREAS, the Plan included provision for employment of the Executive pursuant to the terms of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Existing Employment Agreement as follows:

                   1. EMPLOYMENT OF EXECUTIVE; TITLE.

              (a) EMPLOYMENT. Executive agrees to be employed by the Company, and the Company agrees to employ Executive, on the terms and conditions set forth in this Agreement. Executive agrees during the term of his employment to devote substantially all of his business time, efforts, skills and abilities to the performance of his duties as stated in this Agreement and to the furtherance of the Company's business.

              (b)  TITLE.  Executive's job title will be Chief Executive
Officer and his duties will be those as are designated by the Board of Directors of the Company ("Board"), consistent with the position of Chief Executive Officer. Executive further agrees to serve, without additional compensation, as a director of the Company, and as an officer or director, or both, of any subsidiary, division or affiliate of the Company or any other entity in which the Company holds an equity interest; PROVIDED, however, that the Company shall indemnify Executive from liabilities in connection with serving in any such position to the same extent as his indemnification rights pursuant to the Company's Certificate of Incorporation, By-Laws and applicable Delaware law.

         2. COMPENSATION.

              (a) BASE SALARY. Executive's BASE SALARY shall be composed of the following:

                   i) SALARY. During the term of Executive's employment with the Company pursuant to this Agreement, the Company shall pay to Executive as compensation for his services an annual salary of $450,000 payable semi-monthly ("Salary"). Executive's Salary will be payable in arrears in accordance with the Company's normal payroll procedures and will be reviewed annually and subject to upward adjustment as provided in paragraph 3(a)(iii) below.

                   ii) GUARANTEED PERFORMANCE BONUS. In addition to his salary the Executive shall be paid a guaranteed annual bonus in the sum of $100,000 per year the ("Minimum Bonus"), payable at the end of each calendar year. In the event the Executive resigns or the Executive's employment is terminated during the year, the guaranteed annual bonus shall be prorated and paid upon termination.

                   iii) INCREASES IN BASE SALARY. Beginning on January 31, 1998, the Executive's Base Salary and Minimum Bonus shall be reviewed by the Board or the Compensation Committee thereof no less frequently than on each January 31 during the Term. The Base Salary and Minimum Bonus payable to Executive may be increased on each such date (and at such other times as such Board or the Compensation Committee may deem appropriate during the Term) to such amount determined appropriate by such Board or the Compensation Committee; PROVIDED, HOWEVER, that Executive's Base Salary and Minimum Bonus shall be increased annually in a minimum amount equal to the cost-of-living increment as reported in the "Consumer Price Index, Seattle, Washington, All Items," published by the U.S. Department of Labor (using January 1, 1995 as the base date for comparison with respect to the increase to be made on January 31, 1998, and using January 1, of the immediately preceding year as the base date for comparison with respect to each annual increase to be made thereafter). Each such new Base Salary and Minimum Bonus shall become the base for each successive year increase. Any increase in Base Salary, Minimum Bonus or other compensation shall in no way limit or reduce any other obligations of the Company hereunder and, once established as an increased specified rate, Executive's Base Salary and Minimum Bonus shall not be reduced unless
Executive otherwise agrees in writing.

              (b)  BONUS COMPENSATION.

                   i) REORGANIZATION BONUS. Upon the Effective Date, the Company became obligated to pay to the Executive, a bonus (the "Reorganization Bonus") in an amount equal to $400,000. The Reorganization Bonus shall be payable within 10 days after the Effective Date. If Executive shall cease to be employed by the Company prior to the one year anniversary of the Effective Date as a result of Executive's voluntary termination of this Agreement in accordance with Section 7 hereof, Executive shall repay to the Company on such date Executive ceases to be so employed, one-half of the amount of the Reorganization Bonus received by Executive hereunder. The Reorganization Bonus shall be an Expense of Administration obligation of the Company.

                   ii) EXTENSION BONUS. The Company shall pay to Executive an extension bonus of $175,000 payable on February 2, 1998, PROVIDED THAT, Executive is employed by the Company on such date.

              (c) RETENTION OF PRIOR BENEFITS. The Executive shall retain all monies and other benefits previously paid to him by reason of the Existing Employment Agreement.

              (d) EXECUTIVE PERQUISITES. Executive shall be entitled to receive such executive perquisites and fringe benefits as have been customarily provided to senior executives of the Company.

              (e) MISCELLANEOUS BUSINESS EXPENSES. Executive shall be entitled to receive an allowance of $1,500 per month, payable monthly in advance, for unreimbursed business-related expenses including the use of one personal vehicle.

              (f) STOCK OPTIONS.

                   i) On the Effective Date, the Company shall issue to Executive (i) options to purchase 600,000 shares of common stock of the Company ("Common Stock"), and (ii) to prevent dilution upon exercise of the New Class A Warrants and the New Class B Warrants (as each such term is defined in the Plan of Reorganization), (x) options to purchase 146,888 shares of Common Stock, which option shall be exercisable at a price of $.01 per share on the first date on which the Aggregate Equity Trading Value (as such term is defined in the Plan of Reorganization) equals or exceeds $20 million and (y) options to purchase 53,349 shares of Common Stock, which option shall become exercisable at a price of $.01 per share on the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million; PROVIDED THAT, the aggregate number of options described in clauses (ii)(x) and (y) above which may be exercised by Executive shall bear the same proportion (based on the total number of such options granted to Executive) to the number of options described in clause (i) above that have been exercised by Executive (based on the total number of such options granted to Executive). In addition, to prevent dilution upon the exercise of the New Class C Warrants (as such term is defined in the Plan of Reorganization), Executive will be issued New Class C Warrants exercisable for 228,639 shares of Common Stock, exercisable in accordance with the terms thereof.

                   ii) The Options shall have a term of ten years and shall vest (x) 50% upon the Effective Date, (y) 25% on the first anniversary of the Effective Date and (z) 25% on the second anniversary of the Effective Date; PROVIDED THAT, such options shall vest in full upon a Change in Control (as defined in Section 6 hereof).

              (g) TAX WITHHOLDING. The Company has the right to deduct from any compensation payable to Executive under this Agreement social security
(FICA) taxes and all federal, state, municipal or other such taxes or charges as may now be in effect or that may hereafter be enacted or required.

              (h) BOARD MEMBERSHIP. The Company agrees that it will use its best efforts to cause Executive to be nominated to the Board and to serve as

Chairman of the Board at each annual meeting of stockholders of the Company during the term of this Agreement.

              (i) LIFE INSURANCE. In addition to any other insurance which the Company may choose to maintain on the life of the Executive, the Company shall provide, to the extent it is reasonably able to do so, a term life insurance policy in the face amount of two million dollars ($2,000,000) payable to such beneficiary as the Executive may designate; provided, however, that in no event shall the Company be required to pay premiums on such term life insurance policy in excess of $15,000 per annum.

              (j) DIRECTOR'S AND OFFICER'S INSURANCE. The Company shall maintain directors' and officers' insurance policies during the term of Executive's employment hereunder and for a period of twelve months thereafter on substantially the same terms as the Company's current policies; PROVIDED THAT, if any insurer shall cancel or refuse to renew any such policy and the Company is unable to obtain a replacement policy on substantially the same terms reasonably satisfactory to Executive, the Company will timely exercise any and all options thereunder, and pay any and all premiums or other charges necessary, to extend the period during which claims may be made thereunder; further PROVIDED THAT, the Company shall not be required to pay such premiums or other charges necessary to extend such period if they are substantially in excess of the premiums in effect on the date hereof. If the Company does not maintain directors' and officers' insurance at any time during the term of Executive's employment hereunder, Executive may terminate this Agreement immediately and such termination shall be treated as a termination without Cause hereunder.

         3. DURATION OF EMPLOYMENT.

              (a) TERM. Unless otherwise terminated at an earlier date in accordance herewith Sections 4 or 6 hereof, the term of Executive's employment under this Agreement shall be for a period commencing on the effective date of the Plan of Reorganization (the "Effective Date") and ending on January 31, 2002, (the "Term").

              (b) EARLY TERMINATION. Notwithstanding the foregoing, this Agreement (other than Sections 5 through 14, hereof) will terminate upon the earliest to occur of: (a) the date the Company terminates Executive's employment, (b) the date Executive resigns from the Company, (c) notice from the Company following the disability of Executive that renders him unable to perform his essential duties under this Agreement, even with reasonable accommodation that does not cause undue hardship to the Company, for at least 90 days out of any 120 consecutive day period, or (d) the death of Executive, provided, however, that in the event of the death of Executive, the Company shall pay to the estate of Executive six months of Base Salary commencing with the next regular pay period after the date of his death ("Death Benefit"). Any Death Benefit otherwise payable by the Company shall be offset by proceeds from any life insurance furnished by the Company for payment of the Death Benefit under this Section 3(b).

         4. TERMINATION BY THE COMPANY; DEFINITION OF CAUSE. Executive's employment under this Agreement (and his right to receive the compensation set forth in Section 2 hereof) may be terminated by the Company at any time for "Cause," or (subject to the rights of Executive pursuant to Section 5 hereof) without "Cause." As used herein, "Cause" shall mean:

              (a) Any dishonest or fraudulent act or course of conduct by Executive, or other act or course of conduct by Executive constituting a criminal act or which results in improper gain or personal enrichment of Executive at the expense of the Company, or the commission by Executive of an act or a course of conduct involving moral turpitude, or Executive's insubordination to the Board.

              (b) Executive's material breach of any of the terms or conditions of this Agreement or of policies established by the Board, or Executive's material neglect of his duties or of the Company's business, provided, however, that no such termination pursuant to this clause (b) shall be effective unless the Company shall have given Executive ten days' prior written notice of any such conduct which, if not discontinued or corrected, would lead to his termination for Cause. Executive will have the opportunity to cure such non-complying conduct or performance within such 10-day period. Termination pursuant to this clause (b) shall be effective with respect to matters referred to in this clause (b) ten days after such notice unless such conduct has been cured in the good faith judgment of the Board, subject to the provisions of clause (c) below.

              (c) In the event that the Executive disputes the grounds for a claim of misconduct under clause (b) above, the Bankruptcy Court, prior to the Effective Date, shall have jurisdiction to determine whether the alleged misconduct constitutes reasonable grounds for termination for cause. In such event the determination of the Bankruptcy Court shall be binding upon the parties.

         5. SEVERANCE PAYMENT ON TERMINATION WITHOUT CAUSE.

              (a) TERMINATION WITHOUT CAUSE. If Executive's employment is terminated by the Company without Cause during the term of this Agreement, the Company shall be obligated to continue to pay Executive his Base Salary for a period of two years or for the remainder of the term of this Agreement, whichever period is shorter, subject to the provisions in Section 6 pertaining to Change in Control; PROVIDED THAT, such payments are subject to reduction in accordance with the provisions of 5(b) hereof. At the Company's sole option, the Company may elect to pay Executive any remaining Base Salary due under this 5(a) in a lump sum, equal to the present value of such remaining Base Salary payments at an effective annual interest rate of 10 percent.

              (b) OFFSET. If Executive's employment with the Company is terminated pursuant to 5(a), this clause (b) shall apply. The payments which would have been due and payable in accordance with 5(a) hereof shall be reduced by an amount equal to any amounts that Executive receives in connection with any other employment, or engagement as a consultant and/or independent contractor, during the period such payments pursuant to 5(a) would have been due and payable. For purposes of this 5(b), any fringe benefits received by Executive in connection with any other employment that are reasonably comparable, but not necessarily as beneficial, to Executive as the fringe benefits then being provided by the Company pursuant to 5(a) hereof, shall be deemed to be the equivalent of, and shall terminate the Company's responsibility to continue providing, the fringe benefits then being provided by the Company if Executive's employment with the Company is terminated pursuant to 5(a). Executive shall have no duty to mitigate his damages and, specifically, Executive shall have no obligation to seek any employment or engagement which would generate payments or benefits that would constitute an offset hereunder.

              (c) GENERAL RELEASE. Acceptance by Executive of any amounts pursuant to this Section 5 shall constitute a full and complete release by Executive of any and all claims Executive may have against the Company, any of its past, present or future shareholders or any of their respective officers, directors and affiliates (past, present or future), including, but not limited to, claims he might have relating to Executive's cessation of employment with the Company, or with respect to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, or any other similar Federal, state or local statute, rule or regulation; PROVIDED THAT, there shall be properly excluded from the scope of such general release the following:

                   i) claims that Executive may have against the Company for reimbursement of ordinary and necessary business expenses incurred by him during the course of his employment;

                   ii) claims that may be made by the Executive for payment of Base Salary, fringe benefits, stock, or stock options properly due to him; and

                   iii) claims respecting matters for which the Executive is entitled to be indemnified under the Company's Certificate of Incorporation or Bylaws or indemnification agreements, respecting third party claims asserted or third party litigation pending or threatened against the Executive.

A condition to Executive's receipt of any amounts pursuant to this 5 shall be Executive's execution and delivery of a general release as described above.
Such payment shall be considered independent consideration made in exchange for such release. In exchange for such release, the Company shall, if Executive's employment is terminated without Cause, provide a release to Executive, but only with respect to claims against Executive which are actually known to the Company as of the time of such termination.

         6. EFFECT OF CHANGE IN CONTROL.

              (a) If a Change in Control (as hereinafter defined) shall occur on or prior to the date specified in Section 3(a) hereof as the end of the Term, then (i) if the remaining portion of the Term is less than two years, the Term shall be automatically extended to a date which is 2 years from the date on which such Change in Control is consummated ("Extended Term"), and, (ii) if Executive's options, including warrants, have not fully vested, then upon consummation of a Change in Control on or after the Effective Date, all Executive options, including warrants, shall vest immediately upon such event. In the event that Executive is terminated during the Extended Term the provisions of Section 5 shall apply.

              (b) As used herein, a "Change in Control" shall be deemed to have occurred if, subsequent to the date hereof:

                   i) any "person" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934), other than (i) Apollo Advisors, L.P., Lion Advisors, L.P., FMR Corp., Fidelity Management & Research Company, Fidelity Management Trust Company, any other beneficial owner of the Company's common stock as of the Effective Date, or (ii) any investment fund managed by, or firm or group affiliated with any of the persons specified in clause (i) above, or any of their respective affiliates, becomes the beneficial owner, directly or indirectly, of either (A) a majority of the Company's outstanding common stock or (B) securities of the Company representing a majority of the combined voting power of the Company's then outstanding voting securities;

                   ii) a sale is made to any purchaser unaffiliated with the Company or any of the persons specified in clause (1) above of all or substantially all of the assets of the Company; or

                   iii) a merger or consolidation of the Company is made with another corporation or other legal person unaffiliated with the Company or any of the persons specified in clause (1) above if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then-outstanding securities of the Company entitled to vote generally in the election of the Board.

         In no event shall the term "Change in Control" be construed to include any change of control of the Company or any affiliate of the Company solely as a result of any exchange of equity for debt securities of the Company or any such affiliate upon consummation of a plan of reorganization for the Company in the Bankruptcy Case.

              (C) Notwithstanding any other provision of this Agreement, if the aggregate present value of the "parachute payments" to the Executive, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended ("Code"), is at least three times the "base amount" determined under such Section 280G, then the Base Salary otherwise payable under this Agreement and any other amount payable hereunder or any other severance plan, program, policy or obligation of the Company or any other affiliate thereof shall be reduced so that the aggregate present value of the "parachute payments" to the Executive, determined under Section 280G, does not exceed
2.99 times the base amount. In no event, however, shall any benefit provided hereunder be reduced to the extent such benefit is specifically excluded by Section 280G of the Code as a "parachute payment" or as an "excess parachute payment." Any decisions regarding the requirement or implementation of such reductions shall be made by such tax counsel as may be selected by the Company and acceptable to Executive.

         7. VOLUNTARY TERMINATION BY EXECUTIVE. Executive may terminate this Agreement for any reason by giving the Company at least 180 days' written notice of termination. The Company shall have no obligation to provide any severance compensation under Section 5 in the event of Executive's voluntary termination of this Agreement.

         8. NONSOLICITATION OF EMPLOYEES. For a period of two years after the termination or cessation of his employment with the Company for any reason whatsoever, Executive shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its subsidiaries or affiliates (known by the Executive to be such) to leave the employment of the Company or its subsidiaries or affiliates, nor shall he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company concerning the names and addresses of the Company's employees.

         9. NONDISCLOSURE OF TRADE SECRETS. During the term of this Agreement, Executive will have access to and become familiar with various trade secrets and proprietary and confidential information of the Company, its subsidiaries and affiliates, including, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer and supplier requirements, pricing techniques, customer and supplier lists, methods of doing business and other confidential information (collectively referred to as "Trade Secrets") which are owned by the Company, its subsidiaries and/or affiliates and regularly used in the operation of its business, and as to which the Company, its subsidiaries and/or affiliates take precautions to prevent dissemination to persons other than certain directors, officers and employees. Executive acknowledges and agrees that the Trade Secrets (1) are secret and not known in the industry; (2) give the Company or its subsidiaries or affiliates an advantage over competitors who do not know or use the Trade Secrets; (3) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (4) are valuable, special and unique assets of the Company or its subsidiaries or affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company or its subsidiaries or affiliates. Executive may not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment under this Agreement, if required in connection with a judicial or administrative proceeding, or if the information becomes public knowledge other than as a result of an unauthorized disclosure by the Executive. All files, records, documents, information, data and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, will remain the exclusive property of the Company and may not be removed from the premises of the company under any circumstances without the prior written consent of the Board (except in the ordinary course of business during the Executive's period of active employment under this Agreement), and in any event must be promptly delivered to the Company upon termination of Executive's employment with the Company. Executive agrees that upon his receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, Executive shall timely notify and promptly hand deliver a copy of the subpoena, process or other request to the Board. For this purpose, Executive appoints the Company (including any attorney retained by the Company), as his true and lawful attorney-in-fact, to act in Executive's name, place and stead to perform any act that Executive might perform to defend and protect against any disclosure of any Trade Secrets.

         10. EQUITABLE RELIEF. Executive acknowledges that the restrictions contained in Sections 8 and 9 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, that the company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. Executive also acknowledges that the remedy at law for any violation of these restrictions will be inadequate and that the Company shall be entitled to temporary and permanent injunctive relief prohibiting any such violation, without the necessity of proving actual damages or the posting of an bond, and that the Company shall be further entitled to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Executive further irrevocably submits to the jurisdiction of any federal or state court in the geographical jurisdiction of Seattle, Washington over any suit, action or proceeding arising out of or relating to any asserted violation of Section 8 and/or 9.
Executive hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to the jurisdiction of any federal or state court in the geographical jurisdiction of Seattle, Washington or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Effective service of process may be made upon Executive by mail under the notice provisions contained in Section 14.

         11. SEVERABILITY. The parties hereto intend all provisions of Sections 8 and 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of Section 8 or 9 hereof is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Executive agrees that the noncompetition, nonsolicitation and nondisclosure agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of Executive contained in the noncompetition, nonsolicitation and nondisclosure agreements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never constituted a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12. LEGAL EXPENSES; EXECUTIVE'S WARRANTY.

              (a) The Company agrees to reimburse Executive for reasonable attorneys' fees and disbursements incurred and to be incurred by Executive (net of amounts previously advanced) in the making of this agreement, in seeking approval of the Bankruptcy Court thereof in the Bankruptcy Case, and in obtaining such other services as may be required by the Executive in connection with the effect of the Bankruptcy Case on his employment by the Company. In the event that the parties do not agree on the amount of such attorneys' fees the Bankruptcy Court shall be requested to make such determination; provided, however, that in no event shall the Company be required to pay attorneys' fees and disbursements in excess of $10,000 after the date of the commencement of the Bankruptcy Case.

              (b) Executive affirms that his employment is not contrary to or in breach of any lawful agreement or other obligation Executive has to The May Department Stores Company, and that based upon information known to him as of the date of this Agreement regarding the business of the Company, he does not know or possess any trade secrets or proprietary information of The May Department Stores Company, or any of its affiliates (including its parent) which would provide the Company with an unfair advantage over such entities in the retail apparel business, and, in any event, will not, and does not have any intent to convey any trade secrets or proprietary information to the Company.

         13. ARBITRATION - EXCLUSIVE REMEDY.

              (a) Except as otherwise provided herein, the parties agree that the exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement shall be arbitration. Arbitration shall be held in Seattle, Washington, presided over by one arbitrator. Any arbitration may be initiated by either party by written notice ("Arbitration Notice") to the other party specifying the subject of the requested arbitration.

              (b) If the parties are unable to mutually select an arbitrator to hear the matter, then the American Arbitration Association, upon application of the initiating party, shall provide a panel of arbitrators from which the parties shall select one to hear the matter.

              (c) The arbitration proceeding shall be conducted in accordance with the Rules for Resolution of Employment Disputes of the American Arbitration Association. The administrative costs of arbitration (including the expense of a party in preparing for and presenting the party's case at the arbitration and of the fees and expenses of legal counsel to a party, all of which shall be borne by that party), shall be borne by the Company only if Executive receives substantially the relief sought by him in the arbitration; otherwise, the costs shall be borne equally between the parties. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may entered and enforced in any court of competent jurisdiction.

         14. MISCELLANEOUS.

              (a) NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested, (iii) delivered by overnight express delivery service or same-day local courier service, or (iv) delivered by telex or facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section 14(a):

If to the Company:      Lamonts Apparel, Inc.
                        12413 Willows Road N.E.
                        Kirkland, Washington  98034
                        Attention:  Chief Financial Officer
                        Facsimile:  (425) 814-9749

With a copy (which
shall not constitute
notice) to:             Skadden, Arps, Slate, Meagher & Flom LLP
                        300 South Grand Avenue
                        Suite 3400
                        Los Angeles, California  90071
                        Facsimile:  (213) 687-5600
                        Attention:  Michael A. Woronoff

If to Executive:        Alan Schlesinger
                        Lamonts Apparel, Inc.
                        12413 Willows Road N.E.
                        Kirkland, Washington  98034
                        Facsimile:  (425) 814-9749

With a copy (which
shall not constitute
notice) to:             Lawrence A. Jacobson
                        Cohen and Jacobson
                        577 Airport Boulevard
                        Suite 230
                        Burlingame, California  94010
                        Facsimile:  (415) 347-2916

         Notices delivered personally or by overnight express delivery service or by local courier service are deemed given as of actual receipt. Mailed notices are deemed given three business days after mailing. Notices delivered by telex or facsimile transmission are deemed given upon receipt by the sender of the answer back (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

              (b) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect to the subject matter of this Agreement.

              (c) MODIFICATION. No change or modification of this Agreement is valid or binding upon the parties, nor will any waiver of any term or condition in the future be so binding, unless the change or modification or waiver is in writing and signed by the parties to this Agreement.

              (d) GOVERNING LAW. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE OBLIGATIONS AND UNDERTAKINGS OF THE PARTIES UNDER THIS AGREEMENT WILL BE PERFORMED IN SEATTLE, WASHINGTON. THIS AGREEMENT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, AND, WHERE APPLICABLE, THE LAWS OF THE UNITED STATES.

              (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one document.

              (f) ESTATE. If Executive dies prior to the expiration of the term of employment or during a period when monies are owing to him, any monies that may be due him from the Company under this Agreement as of the date of his death shall be paid to his estate when and as otherwise payable.

              (g) ASSIGNMENT. The Company shall have the right to assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of the Company's assets or a control block of stock of the Company, or with which the Company merges or consolidates. The rights, duties and benefits to Executive hereunder are personal to him, and no such right or benefit may be assigned by him. The provisions of this clause (g) are all subject to the provisions of Section 6.

              (h) BINDING EFFECT. This Agreement is binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and permitted assigns, and upon any Trustee appointed in the Bankruptcy Case whether in the pending Chapter 11 case, in any converted Chapter 7 case, or otherwise.

              (i) WAIVER OF BREACH. The waiver by the Company or Executive of a breach of any provision of this Agreement by Executive or the Company may not operate or be construed as a waiver of any subsequent breach.

              (j) COURT APPROVAL. This Employment Agreement is subject to approval of the Bankruptcy Court in the Bankruptcy Case.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

                             ALAN SCHLESINGER



                             ---------------------------------
                             Alan Schlesinger

                             LAMONTS APPAREL, INC.



                             By:
                                ---------------------------------
                             Name:
                                    -----------------------------
                             Title:
                                    -----------------------------

                      AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of _______________ ___, 1998, is by and between Lamonts Apparel, Inc., a Delaware corporation (the "Company"), and Loren R. Rothschild ("Rothschild").

         WHEREAS, this Agreement, which amends and restates the Employment Agreement, dated as of April 18, 1995 (the "Existing Employment Agreement"), between executive and the Company, is being entered into in connection with the Company's Plan of Reorganization (the "Plan of Reorganization" or "Plan");

         WHEREAS, the Plan provides, among other things, for the continued employment of Executive after confirmation of the Plan and dismissal of the Company's Chapter 11 case (the "Bankruptcy Case") under Chapter 11 of the United States Bankruptcy Code; and

         WHEREAS, the Plan was confirmed by order entered on[    ] by the
United States Bankruptcy Court for the Western District of Washington at Seattle and the Bankruptcy Case has been dismissed;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Existing Employment Agreement as follows:

         1.   EMPLOYMENT OF ROTHSCHILD; TITLE.

              (A) EMPLOYMENT. The Company hereby agrees to employ Rothschild, and Rothschild agrees to enter into the employment of the Company, on the terms and conditions set forth in this Agreement. Rothschild agrees during the term of his employment to devote such portion of his business and professional time, efforts, skills and abilities to the performance of his duties as stated herein and to the furtherance of the Company's business as the Chairman of the Board of Directors of the Company (the "Board") may reasonably direct.

              (B) TITLE. Rothschild's job title will be Vice Chairman of the Board and his duties will be those as are mutually determined by the Chairman and the Vice Chairman of the Board, consistent with the position of Vice Chairman, including managing the legal, financial and administrative functions of the Company.

              (C) BOARD MEMBERSHIP. The Company agrees that it will use its best efforts to cause Executive to be nominated to the Board and to serve as Vice Chairman of the Board at each annual meeting of stockholders of the Company during the term.

         2.   TERM.  Unless terminated at an earlier date in accordance with
Section 8, the term of this Agreement (the "Term") shall continue until the third anniversary of the 90th day following the effective date of the Plan (the "Effective Date").

         3.   COMPENSATION.

              (A) BASE SALARY. Subject to Section 8 hereof, as compensation for Rothschild's services hereunder, the Company shall pay to Rothschild a base salary of (i) $240,000 per year, payable in equal monthly installments of $20,000, in arrears at the end of each calendar month during the first 90 days of the Term and (ii) $150,000 per year, payable in equal monthly installments of $12,500, in arrears at the end of each calendar month during the remainder of the Term.

              (B) REORGANIZATION BONUS. Upon the Effective Date, the Company became obligated to pay to Rothschild, a bonus (the "Reorganization Bonus") in an amount equal to (i) $186,667 and (ii) an additional bonus of $80,000. The portion of the Reorganization Bonus payable pursuant to clause
(ii) of this Section 3(b) shall be payable on the 90th day after the Effective Date. The Reorganization Bonus shall be an Expense of Administration obligation of the Company.

              (C) INCREASES IN BASE SALARY. Beginning on January 31, 1998, Rothschild's Base Salary shall be reviewed by the Board or the Compensation Committee thereof no less frequently than on each January 31 during the Term. The Base Salary payable to Rothschild may be increased on each such date (and at such other times as such Board or the Compensation Committee may deem appropriate during the Term) to such amount determined appropriate by such Board or the Compensation Committee; PROVIDED, HOWEVER, that Rothschild's Base Salary shall be increased annually in a minimum amount equal to the cost-of-living increment as reported in the "Consumer Price Index, Los Angeles, California, All Items," published by the U.S. Department of Labor (using January 1, 1995 as the base date for comparison with respect to the increase to be made on January 31, 1998, and using January 1, of the immediately preceding year as the base date for comparison with respect to each annual increase to be made thereafter). Each such new Base Salary shall become the base for each successive year increase. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligations of the Company hereunder and, once established as an increased specified rate, Rothschild's Base Salary shall not be reduced unless Rothschild otherwise agrees in writing.

         4. ADDITIONAL COMPENSATION. On the Effective Date, the Company shall issue to Rothschild (i) options to purchase 150,000 shares of common stock of the Company ("Common Stock"), and (ii) to prevent dilution upon exercise of the New Class A Warrants and the New Class B Warrants (as each such term is defined in the Plan of Reorganization), (x) options to purchase 36,722 shares of Common Stock, which options shall be exercisable at a price of $.01 per share on the first date on which the Aggregate Equity Trading Value (as such term is defined in the Plan of Reorganization) equals or exceeds $20 million and (y) options to purchase 13,337 shares of Common Stock, which options shall become exercisable at a price of $.01 per share on the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million; PROVIDED THAT, the aggregate number of options described in clauses (ii)(x) and (y) above which may be exercised by Rothschild shall bear the same proportion (based on the total number of such options granted to Rothschild) to the number of options described in clause (i) above that have been exercised by Rothschild (based on the total number of such options granted to Rothschild). In addition, to prevent dilution upon the exercise of the New Class C Warrants (as such term is defined in the Plan of Reorganization), Rothschild will be issued New Class C Warrants exercisable for 57,160 shares of Common Stock, exercisable in accordance with the terms thereof.

         The options shall have a term of ten years and shall vest (x) 50% upon the Effective Date, (y) 25% on the first anniversary of the Effective Date and
(z) 25% on the second anniversary of the Effective Date; PROVIDED THAT, if this Agreement is thereafter terminated pursuant to Section 8(a)(i), such options shall vest in full upon the date of such termination.

         5. TAX WITHHOLDING; WAIVER OF BENEFITS. The Company has the right to deduct from all compensation and amounts payable to Rothschild under this Agreement social security (FICA) taxes and all federal, state, municipal or other such taxes, deductions or charges as may now be in effect or that may hereafter be enacted or required. During the Term, Rothschild hereby waives, to the fullest extent permitted by applicable law, all benefits and executive perquisites provided to employees of the Company, including, without limitation, those provided to its senior executives (but excluding 401(k) benefits and benefits and perquisites provided to directors of the Company, including (without limitation), directors' and officers' liability insurance).

         6. EXPENSES. Rothschild acknowledges that the performance of his duties hereunder will require significant travel, primarily to Kirkland, Washington, and agrees to be present in such other locations at such other times as the Chairman of the Board may reasonably request. Rothschild shall be reimbursed by the Company, in accordance with its reimbursement policy from time to time in effect, for all reasonable and necessary out-of-pocket expenses incurred by him in performing his duties under this Agreement, including (without limitation) hotel, rental car, airfare and other reasonable travel expenses between Rothschild's home in Los Angeles, California, and Kirkland, Washington. Rothschild shall be furnished with a suitable office and secretarial assistance at the Company's headquarters.

         7.   CONFIDENTIAL INFORMATION.

              (A) CONFIDENTIALITY. Except as permitted or directed by the Board through written authorization, during the Term and for a period of two years thereafter, Rothschild shall not, and shall not permit any of his affiliates or representatives (collectively, "REPRESENTATIVES") to, divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Rothschild or any of his Representatives has acquired or becomes acquainted with or will acquire or become acquainted with prior to the termination of this Agreement, whether developed by itself or by others, concerning any trade secrets, confidential or secret designs, directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The foregoing obligations of confidentiality, however, shall not apply to disclosure of any knowledge or information that is required by any governmental agency or instrumentality to be disclosed or is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Rothschild or any of his Representatives; PROVIDED THAT, in the case of a governmental agency or instrumentality seeking disclosure of such confidential material, Rothschild agrees to provide the Company with prompt notice, sufficient information and reasonable assistance so that the Company can seek an appropriate order or other appropriate remedy or, if the Company wishes, waive Rothschild's compliance with this Section 7.

              (B) CONFIDENTIAL MATERIALS. Upon termination of this Agreement and upon written request of the Company, Rothschild agrees to deliver promptly to the Company all written confidential or secret knowledge or information of the Company, including, without limitation, all analyses, compilations, studies or other documents or records prepared by Rothschild, his Representatives or any others, and all copies or other reproductions of any of the aforementioned items.

         8.   TERMINATION.

              (A) BASES FOR TERMINATION. Notwithstanding any other provision hereof, this Agreement and the relationship created hereunder between the Company and Rothschild shall terminate prior to the expiration of the Term only upon the occurrence of any one of the following events:

                   (I) 30 days after delivery to Rothschild by the Company of written notice of the Company's voluntary and unilateral termination of this Agreement;

                   (II) 30 days after delivery to the Company by Rothschild of written notice of Rothschild's voluntary and unilateral termination of this Agreement; or

                   (III) immediately after delivery to Rothschild by the Company of written notice of termination for "cause." For purposes of this Agreement, "cause" shall mean (A) any dishonest or fraudulent act or course of conduct by Rothschild, or other act or course of conduct by Rothschild constituting a criminal act or that results in improper gain or personal enrichment of Rothschild at the expense of the Company, or the commission by Rothschild of an act or a course of conduct involving moral turpitude, or Rothschild's insubordination to the Board; or (B) the engaging by Rothschild in willful misconduct or gross negligence that is injurious to the Company; or (C) a material breach by Rothschild of any of the terms or conditions of this Agreement or of policies reasonably established by the Board, or

         Rothschild's material neglect of his duties or of the Company's business, PROVIDED THAT, no such termination pursuant to this clause
         (C) shall be effective unless the Company shall have given Rothschild 30 days' prior written notice specifying the manner in which Rothschild's conduct or performance fails to comply with this clause (C) and Rothschild shall not have cured such non-complying conduct or performance within such 30-day period. (Termination pursuant to this clause (C) shall be effective 30 days after such notice unless such conduct has been cured in the good faith judgment of the Board of Directors of the Company.)

              (B)  EFFECT OF TERMINATION.

                   (I) If this Agreement is terminated pursuant to Section 8(a)(i), Rothschild shall be entitled to receive only (A) the unpaid portion of his base salary that would have been payable pursuant to
         Section 3(a) during the Termination Period (defined below) had this Agreement not been so terminated, which shall be paid to Rothschild in arrears at the end of each calendar month during such period, plus (B) any unreimbursed expenses payable pursuant to Section 6, which shall be paid to Rothschild within ten business days after the date that Rothschild submits to the Company reasonable documentation of such unreimbursed expenses. "TERMINATION PERIOD" shall mean the period beginning on the effective date of termination and ending on the last day of the Term.

                   (II) If this Agreement is terminated pursuant to Section 8(a)(ii) or (iii), Rothschild shall be entitled to receive only (A) his base salary payable pursuant to Section 3(a), pro-rated through the effective date of such termination, which shall be paid to Rothschild on the effective date of such termination, plus (B) any unreimbursed expenses payable pursuant to Section 6, which shall be paid to Rothschild within ten business days after the date that Rothschild submits to the Company reasonable documentation of such unreimbursed expenses.

              (C) GENERAL RELEASE. Acceptance by Rothschild of any amounts pursuant to this Section 8 shall constitute a full and complete release by Rothschild of any and all claims Rothschild may have against the Company, its officers, directors, and affiliates, including, but not limited to, claims he might have relating to Rothschild's cessation of employment with the Company; PROVIDED, however, that there may be properly excluded from the scope of such general release the following:

                   (I) claims that Rothschild may have against the Company for reimbursement of reasonable and necessary business expenses incurred by him during the course of his employment;

                   (II) claims that may be made by Rothschild for payment of base salary properly due to him; or

                   (III) claims respecting matters for which Rothschild is entitled to be indemnified under the Company's Certificate of Incorporation or Bylaws or indemnification agreements, respecting third-party claims asserted or third-party litigation pending or threatened against Rothschild.

A condition to Rothschild's receipt of any amounts pursuant to this Section 8 shall be Rothschild's execution and delivery of a general release as described above. In exchange for such release, the Company shall, if Rothschild's employment is terminated without cause, provide a release to Rothschild, but only with respect to claims against Rothschild that are actually known to the Company as of the time of such termination.

         9. LIABILITY OF ROTHSCHILD. Rothschild assumes no responsibility under this Agreement, other than to perform the services to be performed hereunder in good faith and to maintain the confidentiality of any confidential or secret information of the Company pursuant to Section 7. Rothschild shall not be liable to the Company, except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         The Company shall maintain directors' and officers' insurance policies during the Term and for a period of twelve months thereafter on substantially the same terms as the Corporation's current policies; PROVIDED THAT, if any insurer shall cancel or refuse to renew any such policy and the Company is unable to obtain a replacement policy on substantially the same terms reasonably satisfactory to Rothschild, the Company will timely exercise any and all options thereunder, and pay any and all premiums or other charges necessary, to extend the period during which claims may be made thereunder; PROVIDED further THAT, the Company shall not be required to pay such premiums or other charges necessary to extend such period if they are substantially in excess of the premiums in effect on the date hereof. If the Company does not maintain directors' and officers' insurance at any time during the Term, Rothschild may terminate this Agreement immediately and such termination shall be treated as a termination under 8(a)(i) hereof.

         10. OTHER BUSINESS ACTIVITIES. The Company acknowledges and agrees that Rothschild may perform consulting services for other persons; PROVIDED THAT, Rothschild may not perform consulting or other services for any retail apparel chain that is competitive with the Company or its subsidiaries in any geographical area in which the Company or any of its subsidiaries engages in business. Subject to the foregoing proviso, nothing in this Agreement shall restrict or limit the right of Rothschild, the Company or their respective affiliates or associates to engage in whatever activities they choose, whether or not competitive with matters covered by this Agreement, and none of them shall, as a result of this Agreement, have any obligation to offer any interest in such activities to any party hereto.

         11.  ARBITRATION - EXCLUSIVE REMEDY.

              (A) Except as otherwise provided herein, the parties agree that the exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement shall be arbitration. Arbitration shall be held in Seattle, Washington, presided over by one arbitrator. Any arbitration may be initiated by either party by written notice ("Arbitration Notice") to the other party specifying the subject of the requested arbitration.

              (B) If the parties are unable to mutually select an arbitrator to hear the matter, then the American Arbitration Association, upon application of the initiating party, shall provide a panel of arbitrators from which the parties shall select one to hear the matter.

              (C) The arbitration proceeding shall be conducted in accordance with the Rules for Resolution of Employment Disputes of the American Arbitration Association. The administrative costs of arbitration (including the expense of a party in preparing for and presenting the party's case at the arbitration and of the fees and expenses of legal counsel to a party, all of which shall be borne by that party), shall be borne by the Company only if Rothschild receives substantially the relief sought by him in the arbitration; otherwise, the costs shall be borne equally between the parties. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may entered and enforced in any court of competent jurisdiction.

         12.  MISCELLANEOUS.

              (A) ASSIGNMENT. The Company shall have the right to assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of the Company's assets or all of its stock, or with which the Company merges or consolidates. The rights, duties and benefits to Rothschild hereunder are personal to him, and no such right or benefit may be assigned by him.

              (B) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF WASHINGTON AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE WITHOUT CONSIDERATION OF ANY CONFLICTS OF LAW PROVISIONS THEREOF.

              (C) ENTIRE AGREEMENT. This Agreement evidences the entire understanding and agreement of the parties hereto relative to the employment arrangement between Rothschild and the Company and the other matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

              (D) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ a valid, legal, nonvoid and enforceable alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

              (E) AMENDMENTS/WAIVERS. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

              (F) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (G) COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              (H) NOTICES. Any notices or other communications to the Company or Rothschild required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                        If to the Company:

                        Lamonts Apparel, Inc.
                        12413 Willows Road N.E.
                        Kirkland, WA 98034
                        Telecopier No.:  (425) 814-9749
                        Attention:  Chief Executive Officer

                        If to Rothschild:

                        Loren R. Rothschild
                        1201 Tower Grove Drive
                        Beverly Hills, California 90210
                        Telecopier No.:  (310) 271-1784

The Company or Rothschild by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or Rothschild shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five business days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         IN WITNESS WHEREOF, the Company and Rothschild have executed this Agreement as of the date set forth in the first paragraph.

                                           LAMONTS APPAREL, INC.


                                           By: _______________________________
                                             Name:    Alan Schlesinger
                                             Title:   Chairman and
                                                       Chief Executive Officer


                                           LOREN R. ROTHSCHILD


                                           ____________________________
                                           Loren R. Rothschild

                                    TAB 10




                          GORDIAN WARRANT AGREEMENT




















                                    TAB 10

                                WARRANT AGREEMENT


    WARRANT AGREEMENT, dated as of ___________, between Lamonts Apparel, Inc. (the "Company"), and Gordian Group, L.P. ("Gordian") with respect to the Company's issuance of warrants (the "Warrants") to purchase shares (the "Warrant Shares") of the Company's common stock (the "Common Stock"). This Warrant Agreement is adopted pursuant to the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on ________________, 1997, and shall be effective as of the "Effective Date" as defined in the Reorganization Plan.

    Section 1.     CERTAIN DEFINITIONS.  For the purposes of this Agreement,

    (a) "CLOSING PRICE" means (i) the closing sales price per share on the national securities exchange on which the common stock is principally traded, or (ii) if the shares are then traded in an over-the-counter market, the average of the closing bid and asked prices on such market, or (iii) if the shares are not then traded on the national securities exchange or in an over-the-counter market, then such value as Lamont's Board of Directors shall in good faith reasonably determine; if Gordian disagrees with such determination, then an investment banking firm shall be mutually agreed upon, engaged and compensated by Lamonts for a definitive valuation of the Normalized Share Price (as hereinafter defined).

    (b) "COMMON STOCK" means (i) the class of stock designated as the common stock of the Company on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates (as defined herein) shall, in the event of an adjustment pursuant to Section 8 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

    (c) "EXERCISE PERIOD" means the period during which the Warrants may be exercised.

    Section 2.     FORM OF WARRANT CERTIFICATE; PURCHASE PRICE.

    2.1 The certificate(s) evidencing the Warrants (the "Warrant Certificates") (and the forms of election to purchase Warrant Shares and of assignment of Warrants to be printed on the reverse thereof) shall be substantially in the form attached hereto as Exhibit A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

    2.2 Each Warrant shall entitle the holder thereof to purchase one Warrant Share upon the exercise thereof at the applicable Exercise Price (as defined in Section 3 hereof) subject to adjustment as provided in Section 8 hereof during the time period specified in Section 3 hereof; PROVIDED, HOWEVER, that the Warrants are exercisable only for whole shares; cash will be paid in lieu of fractional shares in accordance with Section 3.3. The Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, attested by the manual or facsimile signature of the present or future Secretary or Assistant Secretary of the Company. Warrants shall be dated as of the date of their initial issuance.

    Section 3.     DURATION AND EXERCISE OF WARRANTS.

    3.1 (a) The Warrants may be exercised at any time on or after the date of their issuance and, subject to earlier expiration pursuant to Section 10, will expire at 5:00 p.m., New York time, on the fifth anniversary of the date hereof (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall terminate and the Warrants shall become void.

    (b) Subject to the provisions of this Agreement, the registered holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) one fully paid and nonassessable Warrant Share (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Agreement), at the exercise price per Warrant Share in lawful money of the United States of America (such exercise price per Warrant Share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon
(i) surrender of the Warrant Certificates to the Company, and (ii) payment, in lawful money of the United States of America, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. The Warrants may be exercised for all or some of the Warrant Shares. The number of shares for which the warrants will be exercisable in the aggregate will be equal to $200,000 divided by the "Normalized Share Price" defined below. The Exercise Price will be initially set equal to the Normalized Share Price. The Normalized Share Price will be set equal to the average closing price of the common stock for the 45 trading days commencing 45 calendar days following the Effective Date of the Reorganization Plan.
The Exercise Price payable upon exercise of Warrants may at the option of the holder be paid in cash, certified check or money order payable to the order of the Company. Except as provided in Section 8 hereof, no adjustment shall be made for any dividends on any share of Common Stock issuable upon exercise of a Warrant. Upon surrender of a Warrant Certificate, and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrant and in such name or names and in such per share amounts as such registered holder may reasonably designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrant, together with cash in respect of any fraction of a Warrant Share issuable upon such surrender.

    (c) Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 4 hereof) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

    3.2 The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for only part of the number of Warrants specified in the Warrant Certificate. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised before 5:00 p.m., New York time, on the Expiration Date, a new Warrant Certificate, duly executed by the company, will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered.

    3.3 No fractional shares of Common Stock shall be issued to any holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such holder, the Company will pay to such holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

    3.4 The number of Warrant Shares to be received upon the exercise of a Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

    Section 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the original issuance of the Warrants and of the shares of Common Stock issuable upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to (a) pay any tax which may be payable in respect to any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder of such Warrant at the time of surrender.

    Section 5. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the number of Warrant Shares purchasable upon exercise of the Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

    Section 6. RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. The Company shall at all times reserve for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of the Company from time to time issuable upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on transfer imposed under federal or state securities laws) and free and clear of all preemptive rights. The Company is hereby irrevocably authorized to requisition from time to time from the Company's transfer agent stock certificates issuable upon exercise of outstanding Warrants. All Warrants surrendered upon exercise shall be canceled by the Company and shall thereafter be delivered to the Company or otherwise disposed of in a manner satisfactory to the Company. The Company shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any shares of Common Stock.

    Section 7. RIGHTS OF WARRANT CERTIFICATE HOLDER. The holder of any Warrant Certificate or Warrant shall not, by virtue thereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the holder are limited to those expressed in this Agreement.

    Section 8. ANTIDILUTION PROVISIONS. The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant will be subject to change or adjustment as follows:

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If at any time after the date of the issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

    (b) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of the issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant will be appropriately decreased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

    (c) SPECIAL DIVIDENDS. If (other than in a dissolution or liquidation) securities of the Company (other than shares of Common Stock) or assets (other than cash dividends payable out of retained earnings or out of any amounts legally available for dividends under the laws of the State of Delaware) are issued by way of a dividend on outstanding shares of Common Stock, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the Closing Price on such record date less the then fair market value as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock, and the denominator of which shall be such Closing Price. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

    (d) RIGHTS OFFERING. If the Company at any time after the date of issuance of the Warrants and before 5:00 p.m., New York time, on the Expiration Date shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into Common Stock), in any such case, at a price per share (or having a conversion price per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors of the Company) of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities, is less than the Closing Price on the date of such issuance or sale or on such record date, then, immediately after the date of such issuance or sale or on such record date, as the case may be, the number of shares to be delivered upon exercise of the Warrants shall be appropriately increased so that each holder thereafter, during the Exercise Period, will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Closing Price.

    (e) NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price in accordance with the provisions of paragraph (a) or (b) of this Section 8 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

    (f)  READJUSTMENTS, ETC.  If an adjustment is made under paragraph (a),
(b), (c) or (d) of this Section 8, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

    (g) Neither the issuance not the exercise of options under the Company's 1996 Stock Option Plan or the Class A Warrants or the Class B Warrants, in each case adopted pursuant to the Reorganization Plan, shall result in an adjustment to the exercise price or the number of shares issuable upon the exercise of the Warrants issued hereunder.

    Section 9. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrants or the Exercise Price is adjusted as required by the provisions of this Agreement, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted number of Warrant Shares that may be purchased upon exercise of the Warrants and the adjusted Exercise Price, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder of any Warrant. The Company shall, forthwith after each such adjustment, cause a copy of such certificate to be mailed to the holder of any Warrant.

    Section 10. NOTICE OF CERTAIN EVENTS. At any time before the last day of the Exercise Period, in the event:

    (a) the Company authorizes the issuance to all holders of the Common Stock of rights, options or warrants to subscribe for or purchase shares or of convertible or exchangeable securities; or

    (b) the Company authorizes the distribution to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings or out of amounts legally available for distribution under the laws of the State of Delaware); or

    (c) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or any other consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change in the outstanding Common Stock) or of the sale, lease or other transfer of all or substantially all of the assets of the Company; or

    (d) of the voluntary or involuntary dissolution or winding-up of the Company;

then the Company will cause to be mailed to the registered holder of any Warrant, at least 10 days before the applicable record or effective date, as the case may be, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such capital reorganization or reclassification of Common Stock, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, such that the holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up (the "Entitlement Date").

    Section 11. SUCCESSORS. All covenants and provisions of this Agreement by or for the benefit of the Company or the holders of the Warrants shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

    Section 12. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York time, on the Expiration Date or on such earlier date upon which all Warrants have been exercised.

    Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

    Section 14. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    Section 15. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of any Warrants in order to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which do not adversely affect the interests of the holders of Warrants.

    Any other supplement or amendment to this Agreement may be made with the written consent of the Company and the affirmative vote or the written consent of holders holding not less than two-thirds in interest of the then outstanding Warrants; PROVIDED, HOWEVER, that, except as expressly provided herein, this Agreement may not be amended to change (a) the Exercise Price,
(b) the Exercise Period, (c) the number or type of securities to be issued upon the exercise of the Warrants, or (d) the provisions of this Section 15, without the consent of each holder of the Warrants.

    Section 16. NOTICES. Any notice pursuant to this Agreement to be given by the registered holder of any Warrant to the Company shall be sufficiently given if sent by first-class mail, postage pre-paid, as follows:

                                 Lamonts Apparel, Inc.
                                 12413 Willows Road N.E.
                                 Kirkland, WA 98034
                                 Attn: ____________________________


    Section 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the registered holders of the Warrant Certificates, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

    Section 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    Section 19. EXEMPTION FROM REGISTRATION OF WARRANTS AND WARRANT SHARES. The Reorganization Plan will provide that the Warrants and the Warrant Shares will be issued in accordance with the securities law exemption of section 1145 of the Bankruptcy Code of 1978, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date written above.

                                       LAMONTS APPAREL, INC.


                                       By: ________________________________

                                       Name:_______________________________

                                       Title: _____________________________

Attest:


By: ________________________________

Name:_______________________________

Title: _____________________________


                                       GORDIAN GROUP, L.P.



                                       By: ________________________________

                                       Name:_______________________________

                                       Title: _____________________________

Attest:


By: ________________________________

Name:_______________________________

Title: _____________________________